Exhibit 10.46

OFFICE BUILDING LEASE

RIDGELINE TECHNOLOGY CENTER, LLC,

a Colorado limited liability company

(Landlord)

and

ADA-ES, INC.,

a Colorado corporation

(Tenant)

43.	TENANT’S LIMITED OPTION TO CONTRACT	47
44.	EXTENSION OPTION	48

OFFICE BUILDING LEASE

THIS OFFICE BUILDING LEASE (“Lease”) is made as of the              day of October, 2011 (the “Effective Date”), between RIDGELINE TECHNOLOGY CENTER, LLC, a Colorado limited liability company (“Landlord”), and ADA-ES, INC., a Colorado corporation (“Tenant”).

WITNESSETH:

1. DEFINITIONS.

In addition to other terms which are defined elsewhere in this Lease, the capitalized terms used below shall have the meanings set forth below whenever used in this Lease.

A. “Base Rent” shall mean annual rental for each year of the Primary Lease Term in the amounts set forth in the schedule below payable in equal monthly installments as set forth in the schedule below.

Time Period	Annual Rent		Monthly Rent		Rent Per Square Foot
03/01/12-2/28-13*	$328,801.00	*	$27,400.08	*	$11.00
03/01/13-2/28-14*	$337,170.48	*	$28,097.54	*	$11.28
03/01/14-2/28-15	$345,539.96		$28,795.00		$11.56
03/01/15-2/29-16	$354,208.35		$29,517.36		$11.85
03/01/16-2/28-17	$362,876.74		$30,239.73		$12.14
03/01/17-2/28-18	$372,142.95		$31,011.91		$12.45
03/01/18-2/28-19	$381,409.16		$31,784.10		$12.76

*	Landlord hereby abates (a) Base Rent and Additional Rent for the Premises for Months 1-6 of the Primary Lease Term, and (b) Base Rent (but not Additional Rent) for the Premises from Months 7-19 of the Primary Lease Term. In the event Tenant defaults under this Lease beyond any applicable period of notice and cure, such abatement shall cease as of the date of such default and Tenant shall immediately pay to Landlord all sums previously abated hereunder.

B. “Building” shall mean the building known as Building One located at 9135 Ridgeline Boulevard, Highlands Ranch, CO 80129.

C. “Building Complex” shall mean the Building, the Real Property, plazas, Common Areas, and other areas and appurtenances.

D. “Common Areas” shall mean portions of the Building and Building Complex which are made available on a non-exclusive basis for general use in common of tenants, their employees, agents and invitees and which are not included as part of the Rentable Area or the Premises. Landlord shall have the right from time to time to change the location or character of and to make alterations of, additions to or removals from the Common Areas, and to repair and reconstruct the Common Areas so long as Landlord does not materially and adversely alter Tenant’s access to the Building Complex or the character and use of the Building or the Building Complex.

E. “Estimated Operating Expenses” shall mean an estimate of the Operating Expenses specified in Section 5 below, to be paid by Tenant in accordance with the provisions hereof, and which estimate is equal to $7.29 per annum for the calendar year 2012 multiplied by the total number of square feet of Rentable Area.

F. “Landlord’s Notice Address” shall mean 6380 S. Fiddlers Green Circle, Suite 400, Greenwood Village, CO 80111, Attention: Property Manager, or such other address as Landlord may from time to time designate.

G. “Lease Year” shall mean each twelve 12- month period beginning with the date the Primary Lease Term commences, or any anniversary thereof, and ending on the preceding date one year later.

H. “Premises” shall mean those certain premises consisting of the entire 2nd floor of the Building known as Suite 200 and containing approximately 29,891 rentable square feet of space, excluding Common Areas, as more particularly depicted on Exhibit A.

I. “Primary Lease Term” shall mean a term of 84 months.

J. “Real Property” shall mean the real property described on Exhibit B.

K. “Rentable Area” shall mean approximately 136,493 rentable square feet of space which is all the rentable space in the Building Complex and excluding Common Areas. If there is a significant change in aggregate Rentable Area as a result of an addition to the Building Complex, partial destruction thereof, modification to the design of any building in the Building Complex, or similar cause which causes a reduction or increase thereto on a permanent basis, Landlord shall make such adjustment in the computation as shall be necessary to provide for any such change. Tenant agrees that the Rentable Area may be recalculated in the event that any building in the Building Complex is remeasured.

L. “Security Deposit” shall mean the sum of $45,558.87, subject to adjustment in accordance with Section 45 below.

M. “Tenant’s Notice Address” shall mean the Premises.

N. “Tenant’s Permitted Use” shall mean general business office use, and for no other purpose. Landlord agrees that all tenants in the Building shall be bound by similar permitted use restrictions.

O. “Tenant’s Pro Rata Share” shall mean 21.90%, calculated by dividing the rentable square feet comprising the Premises by the Rentable Area. If at any time during the Primary Lease Term, or any extensions thereof, any space is added to or subtracted from the Premises, Tenant’s Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then being leased by Tenant (including any additional space) by the Rentable Area and the resulting percentage shall become Tenant’s Pro Rata Share. In the event that

Tenant’s Pro Rata Share shall increase due to unilateral actions by Landlord such that it is more than 23%, Tenant shall be permitted to terminate this Lease without penalty, by providing Landlord with thirty (30) days written notice, and upon such termination, both parties shall have no further rights or liabilities hereunder, except for those which expressly survive termination of this Lease.

2. GRANT & TERM.

A. In consideration of the payment of rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases and demises unto Tenant the Premises, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, easement areas, Common Areas (including parking areas), or other areas on the Real Property or in the Building Complex designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building or Building Complex. No easement or license for light, view, or air is created by this Lease.

B. The Primary Lease Term shall commence at 9:00 a.m. (Denver, Colorado time) on March 1, 2012 (“Commencement Date”) and shall terminate at 5:00 p.m. (Denver, Colorado time) on February 28, 2019 (“Termination Date”).

3. RENT.

Tenant shall begin to pay the Base Rent on the Commencement Date (subject to the abatement described herein), and shall continue to pay Base Rent on the first day of each month thereafter during the term hereof in accordance with the rent schedule set forth in the definition of Base Rent. All rents shall be paid in advance, without notice, set off (except as provided herein), abatement (except the abatement set forth in Section 1.A. above), counterclaim, deduction or diminution, at Landlord’s Notice Address, or at such place as Landlord from time to time designates in writing. In addition, Tenant shall pay to Landlord Tenant’s Pro Rata Share of Operating Expenses as provided herein and such other charges as are required by the terms of this Lease to be paid by Tenant which shall be referred to herein as “Additional Rent”. Landlord shall have the same rights as to the Additional Rent as it has in the payment of Base Rent. Tenant shall pay the monthly installment of Base Rent for month 7 of the Primary Lease Term on the Commencement Date. The Base Rent, Additional Rent and all other amounts due to be paid under this Lease may be referred to herein collectively as “Rent.”

4. ESTIMATED DELIVERY DATE; COMPLETION OR REMODELING OF THE PREMISES; EARLY OCCUPANCY; DELAY IN COMMENCEMENT DATE.

A. Landlord estimates that it will deliver possession of the Premises to Tenant promptly following the Effective Date, and the date on which Landlord actually delivers possession of the Premises to Tenant shall be referred to herein as the “Delivery Date”. Promptly following the Delivery Date, Tenant shall perform its obligations under the Work Letter attached hereto as Exhibit C (“Work Letter”) with respect to the design and construction of the Tenant’s Work (as defined in the Work Letter).

B. Landlord agrees to deliver the Premises in “as-is” and “where-is” condition with no obligation to alter, remodel, improve, repair or decorate any part of the Premises, except as may be expressly set forth in this Lease and the Work Letter; provided, however, Landlord shall be responsible to deliver the Building structural systems; roof system; plumbing systems (to include all connections and distribution of plumbing to internal appliances); window systems; window covering; elevator systems; restrooms; the base building HVAC mechanical systems; the base building electrical systems (which shall be no less than five watts per square foot); the fire and life safety systems; the floor and the ceiling free from latent and structural defects, in good and proper working order and in full compliance with all Applicable Laws (as defined in Section 9 below) which govern the use and occupancy of the Building Complex. Tenant agrees to perform Tenant’s Work at Tenant’s cost, subject to the Tenant Improvement Allowance described in the Work Letter and in accordance with the provisions contained in the Work Letter. Landlord agrees that no oversight or management fee shall be charged by Landlord in connection with Tenant’s construction of Tenant’s Work, and Landlord shall not charge Tenant for any parking, hoisting charges, electrical services, water or use of the freight elevators during Tenant’s construction of Tenant’s Work prior to the Commencement Date. In addition, Landlord agrees to provide adequate construction parking spaces for use by Tenant and its agents and contractors during construction of the Tenant’s Work.

C. If Tenant’s Work is completed prior to the Commencement Date, Landlord agrees that Tenant may occupy the Premises for a period commencing on the date of completion of Tenant’s Work and continuing until the Commencement Date (the “Move-In Period”), for the sole purpose of installation of Tenant’s furniture, fixtures, phones, cabling and equipment, and operating Tenant’s business therein. During the Move-In Period, the obligation to pay Base Rent shall be abated, but all other terms of this Lease (including but not limited to the obligation to carry the insurance required in this Lease and to pay Tenant’s Pro Rata Share of Operating Expenses) shall be in effect during such Move-In Period. Any entry upon or occupancy of the Premises by Tenant prior to the Commencement Date, even though Base Rent free, shall be at Tenant’s sole risk and shall in all respects be the same as that of the Tenant under this Lease. Landlord shall not be responsible nor have any liability whatsoever at any time for loss or damage to the furniture, fixtures, phone, cabling or equipment or other property of Tenant installed or placed by Tenant on the Premises, unless such loss or damage is caused by the gross negligence or willful misconduct of Landlord or its employees, agents or contractors. On the Commencement Date, Tenant acknowledges and agrees that it has been given the opportunity to fully investigate the condition of the Premises and has performed such investigation (or waived its right to so do) and is fully familiar with the physical condition of the Premises and every part thereof and Tenant accepts the same in its “as is” condition. Tenant’s taking possession of the Premises shall be conclusive evidence against Tenant that the Premises as of the date of taking possession were in the condition agreed upon between Landlord and Tenant.

D. Notwithstanding any provision to the contrary contained herein, if Landlord fails to deliver the Premises to Tenant on or before October 31, 2011, due to Landlord delays (but not Tenant delays), the Commencement Date and Tenant’s obligation to pay Base Rent and Additional Rent (subject to the abatement provided herein) shall be delayed on a day-for-day basis for each day that Landlord so fails to deliver the Premises; provided, however, this Lease and all of the covenants, conditions and agreements herein contained other than Tenant’s obligation to pay Base Rent and Additional Rent as provided herein shall be in full force and effect. The delay of the Commencement Date and Tenant’s obligation to pay Base Rent and Additional Rent shall be in full satisfaction of any claims Tenant might otherwise have as a result of such delay; provided, however, in the event Landlord fails to deliver the Premises to Tenant on or before December 31, 2011, Tenant shall have the right to terminate this Lease without penalty by delivering written notice thereof to Landlord, and upon such termination, Tenant shall be entitled to recover all amounts paid to Landlord under this Lease prior to the date of termination. If in accordance with the foregoing provisions, the Commencement Date would occur on other than the first day of a calendar month, the Primary Lease Term shall be measured from the first day of the first calendar month immediately after the Commencement Date. For any partial month period from the Commencement Date until the commencement of the Primary Lease Term, all terms and provisions set forth in this Lease, including, but not limited to, Tenant’s obligations to pay Base Rent (which shall be calculated based upon the amount of Base Rent payable in the first month of the Primary Lease Term and pro-rated for such partial month) and Additional Rent shall commence on the Commencement Date. In order to place in writing the exact dates of commencement and termination of the Primary Lease Term, Landlord may deliver to Tenant a commencement date certificate substantially in the form of Commencement Date Certificate attached hereto as Exhibit E and incorporated herein by this reference, which Tenant shall promptly execute and return to Landlord within 15 days after receipt of the same. If Tenant fails to return the Commencement Date Certificate to Landlord within such 15-day period, Tenant shall conclusively be deemed to have approved the contents of the Commencement Date Certificate, including the date specified therein.

5. OPERATING EXPENSES.

A. “Operating Expenses” shall mean all operating expenses of any kind or nature which, according to generally acceptable accounting principles consistently applied, are properly chargeable to the ownership, operation and maintenance (which excludes structural repairs and roof replacement (but not ordinary repairs or maintenance)) of the Building and the Building Complex as reasonably determined by Landlord or Landlord’s Accountants (as defined in paragraph K below) and which Landlord has an obligation to actively manage, control and limit in accordance with this lease. Landlord’s obligation to actively manage Operating Expenses shall include, but not be limited to, (i) a requirement to rebid or protest any work, fees, taxes or assessments included as Operating Expenses which increase by more than 3% per annum and (ii) an obligation to investigate if one of the other tenants in the Building or Building Complex is excessively using common services such as but not limited to, electricity, and require such tenant to separately monitor or meter such usage. Operating Expenses shall include, but not be limited to:

(i) All taxes and assessments (whether general, special, ordinary, extraordinary, foreseen or unforeseen) assessed, levied or otherwise imposed against the Premises, Building Complex or any personal property owned by Landlord (which is permanently installed and/or located at the Building Complex) related to the foregoing by any governmental or quasi-governmental authority, including, without limitation, any taxes, assessments, charges, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Premises, Building Complex, or such personal property of Landlord related to the foregoing as a result of the use, ownership, or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current taxes and assessments. In no event shall the term “taxes and assessments”, as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for taxes or assessments included herein. The term “taxes and assessments” shall, however, include, to the extent related to or levied specifically against the Building Complex, any (a) ad valorem taxes related to the Premises, Building Complex, or personal property of Landlord as specified above related to the foregoing, (b), (c) commercially reasonable cost or expense incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments, (d) so-called special assessments, (e) license taxes, (f) business license fees, (g) business license taxes, and (h) imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or mall district or special district thereof, against the Premises, the Building Complex, any personal property of Landlord as specified above related to the foregoing or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable, and therefore included in the calculation of Tenant’s Pro Rata Share of Operating Expenses, in such number of installments as permitted by law, whether or not actually so paid and shall include any applicable interest on such installments.

Notwithstanding anything to the contrary herein, Tenant shall pay before delinquency any and all taxes, assessments, license taxes and other charges levied, assessed or imposed and which become payable by Tenant during the Primary Lease Term (and any partial month occurring before the Primary Lease Term) and any extension thereof upon Tenant’s operations at, occupancy of, or conduct of business at the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located at the Premises. If Tenant shall install or cause Landlord to install special tenant improvements such as, but not limited to, private elevators, escalators, interior staircases or other fixtures and fittings which caused an increase in the assessed value of the Building, then Tenant shall also pay as Additional Rent all of the taxes reasonably allocated to such extraordinary improvements.

(ii) Costs of supplies, including, but not limited to, the cost of revamping and replacing ballast in all Building standard tenant lighting as the same may be required from time to time;

(iii) Costs incurred in connection with obtaining and providing energy for the Building and the Building Complex, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

(iv) Costs of water and sanitary and storm drainage services;

(v) Cost of janitorial and security services;

(vi) Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts; and repairs and replacement of parts used in connection with such maintenance and repair work;

(vii) Costs of maintenance to keep landscaping in substantially the same condition as it exists on the Commencement Date;

(viii) Insurance premiums, including fire and all-risk or multi-peril coverage, together with loss of rent endorsement, if applicable; the part of any claim required to be paid under the deductible portion of any insurance policy carried by Landlord in connection with the Building Complex (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates); public liability insurance; and any other insurance carried by Landlord on the Building Complex or any component parts thereof (all such insurance shall be in such amounts as may be required by any Mortgagee (as defined in Section 21 hereof) or as Landlord may reasonably determine);

(ix) The Building’s pro-rata share of labor costs, including wages and other payments, costs to Landlord of workmen’s compensation and disability insurance, payroll taxes and welfare fringe benefits for those of Landlord’s laborers that are exclusively providing labor for the Building Complex;

(x) Commercially reasonable building management fees, commensurate with management fees charged for similarly situated Building Complexes in the same geographic area, that are related to the management of the Building Complex only;

(xi) Reasonable legal, accounting, inspection, and other consultation fees to the extent such fees are directly related to issues associated with the Building Complex (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building and/or Building Complex);

(xii) The costs of capital improvements, structural repairs and replacements made in or to the Building or the Building Complex which are designed to reduce Operating Expenses (but only to the extent of the actual reduction) and those made to keep the Building in compliance with Applicable Laws enacted subsequent to the Effective Date and applicable from time to time (“Included Capital Items”), which costs shall be amortized at a market rate of return over the useful life of the applicable improvement, repair or replacement (as determined in accordance with generally accepted accounting principles);

(xiii) Reasonable costs incurred by Landlord’s Accountant in engaging experts or other consultants to assist them in making the computations required hereunder;

(xiv) Costs incurred by Landlord to operate, maintain, and repair dressing room facilities and/or fitness facilities, if any;

(xv) Costs incurred by Landlord from easement agreements benefiting or burdening the Building Complex, or incurred in connection with any other easement, lien or encumbrance, or claims thereof, which are shown by the public records for the Real Property and/or the Building Complex; and

B. “Operating Expenses” shall not include:

(i) costs of work, including painting and decorating and tenant change work which Landlord performs for any tenant or any tenant’s space in the Building Complex;

(ii) costs of repairs or other work occasioned by fire, wind storm or other insured casualty to the extent of insurance proceeds received;

(iii) leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building Complex;

(iv) costs of repairs or rebuilding necessitated by condemnation to the extent of condemnation proceeds received;

(v) costs of capital improvements other than Included Capital Items;

(vi) any interest on borrowed money or debt amortization, penalties and charges incurred as a result of Landlord’s late payment under such mortgages, deeds of trust or ground Leases;

(vii) depreciation on the Building and/or Building Complex (except on any Included Capital Items determined in accordance with generally accepted accounting principles);

(viii) any cost or expenditure for which Landlord is reimbursed (except by Additional Rent), including, without limitation, by insurance or condemnation proceeds, or amounts specifically billed to or payable by an individual tenant in the Building (other than as part of that tenant’s pro rata share of Operating Expenses) or otherwise;

(ix) fines, penalties and interest incurred due to violations by Landlord of any Applicable Law, or any costs incurred by Landlord to keep the Building or Building Complex in compliance with Applicable Laws that are in effect as of the Effective Date;

(x) costs or expenses in connection with negotiations or disputes with present or prospective tenants or occupants of the Building or Building Complex or associated with the enforcement of any other leases or defense of Landlord’s title to or interest in the Building or Building Complex or any part thereof;

(xi) costs to remedy defects (latent or otherwise) in the original design and/or construction of the Building or Building Complex or to comply with Applicable Laws (including but not limited to The Americans With Disabilities Act of 1990 (“ADA”) and any amendments thereto) in effect prior to the Effective Date;

(xii) reserves for replacements and/or repairs;

(xiii) charitable or political contributions;

(xiv) income and franchise taxes of Landlord;

(xv) Operating Expenses which are the individual responsibility of Tenant or of other tenants;

(xvi) costs associated with the operation of the business of the legal entity which constitutes Landlord or persons or entities which constitute or are affiliated with Landlord or its partners or members, as such costs are separate and apart from costs associated with the operation of the Property or any part thereof, including legal entity formation, internal entity accounting, and internal legal matters;

(xvii) expenses for which Landlord has received a credit, refund or rebate from any party (other than by virtue of a tenant paying its pro rata share of Operating Expenses );

(xviii) costs or expenses incurred that are subject to reimbursement by tenants (including, without limitation, Tenant) or third parties (including, without limitation, insurers), including but not limited to Landlord’s cost of electricity and other services sold separately to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge over and above the base rent and Operating Costs;

(xix) expenses in connection with services or other benefits of a type which Tenant is not entitled to receive under the Lease but which are provided to another tenant or occupant or which are provided to one or more, but not all, tenants of the Building Complex;

(xx) overhead and profit paid to subsidiaries or affiliates of Landlord for services on or to the Building Complex and/or Premises, to the extent only that the costs of such services exceed competitive costs for such services were they not so rendered by a subsidiary or affiliate; and

(xxi) costs or allocations that cannot be documented by Landlord, property manager, or their representatives.

C. Tenant shall pay to Landlord Tenant’s Pro Rata Share of Operating Expenses during each calendar year of the Primary Lease Term and any extension thereof. Beginning with the first month of the Primary Lease Term (or any partial month occurring before the commencement of the Primary Lease Term as determined under Section 4.C.) and continuing each month thereafter during the Primary Lease Term, or any extension thereof, Tenant shall pay to Landlord, at the same time as the Base Rent is paid, an amount equal to one-twelfth (1/12) of Landlord’s estimate (as reasonably determined by Landlord’s Accountants) of Tenant’s Pro Rata Share of the Operating Expenses for the particular calendar year, with a final adjustment to be made between the parties at a later date for said calendar year.

D. By May 1, of each calendar year during the Primary Lease Term, or any extension thereof, including the first calendar year, Landlord shall submit to Tenant a statement prepared by a representative of Landlord setting forth the exact amount of Tenant’s Pro Rata Share of the Operating Expenses for the calendar year just completed. Said statement, shall also set forth the difference, if any, between the actual amount of Tenant’s Pro Rata Share of the

Operating Expenses for such calendar year just completed and the actual amount of Tenant’s Pro Rata Share of such Operating Expenses paid by Tenant based on the estimate previously provided by Landlord for such particular calendar year. Each such statement shall also set forth the projected increase, if any, in Operating Expenses for the new calendar year over the Operating Expenses for the prior year and the corresponding increase or decrease in Tenant’s Pro Rata Share of Operating Expenses for such new calendar year above or below the amount paid by Tenant for the immediately preceding calendar year computed in accordance with the foregoing provisions. To the extent that Tenant’s Pro Rata Share of Operating Expenses for the period covered by such statement is more than the actual amount paid by Tenant during the calendar year just completed, Tenant shall pay to Landlord the difference in immediately available funds within 30 days following receipt by Tenant of such statement from Landlord. If Tenant’s Pro Rata Share of Operating Expenses for the period covered by such statement is less than the actual amount paid by Tenant during the calendar year just completed, Tenant shall receive a credit on the next month’s Rent owing hereunder or, if the Lease Term has expired, Landlord shall refund such amount to Tenant within 30 days of delivery of the statement to Tenant. Until Tenant receives such statement, Tenant’s Pro Rata Share of Operating Expenses for the new calendar year shall continue to be paid at the rate paid for the particular calendar year just completed, but Tenant shall commence payment to Landlord of the monthly installments of Tenant’s Pro Rata Share of Operating Expenses on the basis of such statement beginning on the first day of the month following the month in which Tenant receives such statement. Moreover, Tenant shall pay to Landlord or deduct from the Rent, as the case may be, on the date required for the first payment of Rent, as adjusted, the difference, if any, between the monthly installments of Tenant’s Pro Rata Share of Operating Expenses so adjusted for the new calendar year and the monthly installments of Tenant’s Pro Rata Share of Operating Expenses actually paid during the new calendar year.

E. In addition to the above, if, during any particular calendar year, there is a change in the information on which Landlord’s Accountants based the estimate upon which Tenant is then making its estimated payments of Tenant’s Pro Rata Share of Operating Expenses so that such estimate furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such estimate by notifying Tenant and there shall be such adjustments made to Tenant’s Pro Rata Share of Operating Expenses on the first day of the month following the serving of such revised estimate as shall be necessary by either increasing or decreasing, as the case may be, the amount of Tenant’s Pro Rata Share of Operating Expenses then being paid by Tenant for the balance of the calendar year (but in no event shall any decrease result in a reduction of the Rent below the Base Rent as adjusted for such calendar year).

F. Intentionally deleted.

G. If the calendar year is not concurrent with the Lease Year, Landlord shall, at any time during the Primary Lease Term, or any extension thereof, make all adjustments provided for in this Section 5 with an appropriate proration for the Lease Year in which the Primary Lease Term or any extension begins or ends. In addition, Landlord may elect at any time during the Primary Lease Term or any extensions thereof to make all adjustments provided for in this Section 5 on a Fiscal Year basis with an appropriate proration for the calendar year in which such conversion is made and in which the term ends and all references in this Lease to calendar year shall thereafter be deemed to refer to “Fiscal Year”.

H. Landlord’s and Tenant’s responsibilities with respect to the Operating Expense adjustment described herein shall survive the expiration or early termination of this Lease.

I. Landlord shall maintain books and records reflecting the Operating Expenses in accordance with sound accounting and management practices. Tenant and its certified public accountant or other qualified professional consultant retained by Tenant and approved by Landlord in its reasonable discretion shall have the right to inspect Landlord’s records at Landlord’s office upon at least 72 hours’ prior notice during Ordinary Business Hours (as defined in Section 6.A. below) during the 60 days following the delivery of the statement described in paragraph D. above. If Tenant shall dispute any amount set forth in the statement, Tenant shall give Landlord written notice of such objection within such 60-day period. If Tenant does not give Landlord such written notice within such time, Tenant shall have waived its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall have the right to engage its own certified public accountants (“Tenant’s Accountants”) for the purpose of auditing Landlord’s books and records and verifying the accuracy of the amounts set forth in the statement, which audit must be completed within six months of Tenant’s receipt of the statement for the prior calendar year. Tenant shall not hire Tenant’s Accountants on a contingency fee basis. All costs incurred by Tenant in obtaining Tenant’s Accountants shall be paid for by Tenant unless Tenant’s Accountants disclose an error, acknowledged by Landlord’s Accountants (or found to have occurred in a judicial action), of more than five percent (5%) in the computation of the total amount of Operating Expenses as set forth in the statement which is challenged, in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audit. Notwithstanding the pendency of any dispute over any particular statement, Tenant shall continue to pay Landlord the amount of the adjusted monthly installments of Tenant’s Pro Rata Share of Operating Expenses then in effect pursuant to Landlord’s most recent estimate until the adjustment has been determined to be incorrect as aforesaid. If it shall be determined that Tenant overpaid any portion of the Operating Expenses, then Landlord shall promptly credit such overpayment credit against the next month’s Rent owing hereunder or, if the Lease Term has expired, Landlord shall refund such amount to Tenant within 30 days of final determination including interest on such refunded amount at the rate of eight percent (8%) per annum. Delay by Landlord or Landlord’s Accountants in submitting any statement contemplated herein for any calendar year shall not affect the provisions of this Section 5 or constitute a waiver of Landlord’s rights as set forth herein for said calendar year or any subsequent calendar years during the Primary Lease Term and any extensions thereof. Tenant acknowledges and agrees that any records reviewed under this Section 5 constitute confidential information of Landlord, which shall not be disclosed to anyone other than Tenant’s Accountants, Tenant’s attorneys and other consultants and the principals of Tenant who receive the results of the review. In the event any error is discovered which was also applicable to prior years in the Lease Term, appropriate adjustments to the prior years shall also be made.

J. Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a so-called “net” basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, then, to the extent that Landlord’s Accountants reasonably determine that an adjustment should be made in making the computations herein provided for, Landlord’s Accountants, shall be permitted upon written notice to Tenant, together with support documentation to modify the computation of Rentable Area and Operating Expenses for a particular calendar year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant; provided, however, in no event will such modification increase the amount Tenant is obligated to pay hereunder. Furthermore, in making any computations contemplated hereby, Landlord’s Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Section 5 as shall be reasonably necessary to achieve the intention of the parties hereto.

K. “Landlord’s Accountants” shall mean that individual or firm employed by Landlord from time to time to keep the books and records for the Building and the Building Complex and/or to prepare the federal and state income tax returns for Landlord with respect to the Building and the Building Complex, all of which books and records shall be certified to by an appropriate representative of Landlord.

6. SERVICES AND SIGNAGE.

A. Subject to the provisions of Section 6.D. below, Landlord, without charge, except as provided herein, and in accordance with standards from time to time prevailing for the Building, agrees to: (i) furnish running water and electricity at those points of supply for general use of tenants of the Building; (ii) furnish to public areas of the Building heated or cooled air (as applicable), electrical current to a minimum standard of not less than five watts per square foot of the Premises, janitorial services, and maintenance as required by this Lease; (iii) furnish, during Ordinary Business Hours (as hereinafter defined), such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises (which the parties agree shall be 72°F +/- 2°F), provided that (a) the recommendations of Landlord’s engineer regarding occupancy and use of the Premises are complied with by Tenant, (b) with respect to cooled air, provided the same is used only for standard office use, and (c) Tenant hereby acknowledges that on certain days Tenant may experience discomfort with the heating and air conditioning cycle, and Landlord shall have no responsibility or liability therefor, unless as a result of the negligence or willful misconduct of Landlord; (iv) provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (except in the case of emergencies or repair); and (v) provide janitorial services for the Premises to the extent of the Building standard tenant finish work items contained therein (including such window washing of the outside of exterior windows as may, in the judgment of Landlord, be reasonably required), but unless and until the Building standard changes, such janitorial services shall be provided after Ordinary Business Hours on Monday through Friday only, except for Legal Holidays. “Ordinary Business Hours”, as used herein, shall mean and refer to 8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturdays, Sundays and Legal Holidays excepted. “Legal Holidays”, as used herein, shall mean New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may be hereafter established by the United States Government. Landlord represents that the Building systems (including HVAC, electrical and plumbing) of the Effective Date are in good working order and condition.

B. “Excess Usage” shall be defined as any service usage which exceeds five watts per square foot and which is incurred (i) during other than Ordinary Business Hours; (ii)

for “Special Equipment”; and (iii) for standard HVAC services during other than Ordinary Business Hours, except that it shall not include Tenant’s use of electrical outlets and lights, except after 10:00 p.m. “Special Equipment”, as used herein, shall mean (a) any equipment consuming more than 0.5 kilowatts at rated capacity; (b) any equipment requiring a voltage other than 120 volts, single phase; (c) equipment that requires the use of self-contained HVAC units, special ventilation or separate generators; and (d) equipment other than current everyday office equipment, both in size of the equipment and number of units utilized within the Premises, for office tenants in buildings of comparable age and quality in the South Metro Area of Denver, Colorado. Tenant shall reimburse Landlord for reasonable costs incurred by Landlord in providing services for Excess Usage, which costs are subject to change from time to time. Such costs will include Landlord’s costs for materials, additional wear and tear on equipment, utilities and labor (including fringe and overhead costs). Computation of Landlord’s cost for providing such services will be made by Landlord’s engineer. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System and/or extending or supplementing any electrical service, as Landlord may determine is reasonably necessary, as a result of Tenant’s Excess Usage or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord’s consent therefor. In addition to the foregoing, Landlord, at its option or upon written request of Tenant, may install, at Tenant’s sole cost and expense a check meter and/or flow meter to assist in determining the cost to Landlord of Tenant’s Excess Usage. In the event the meter readings determine that Tenant does not have Excess Usage, Landlord shall reimburse Tenant for the cost of the meter. If Tenant desires electrical current and/or heated or cooled air to the Premises during periods other than Ordinary Business Hours, Landlord will use reasonable efforts to supply the same, but at the expense of Tenant at Landlord’s actual cost thereof with no additional markup. Not less than 12 hours’ prior notice shall be given by Tenant to Landlord of Tenant’s desire for such services. It is also understood and agreed that Tenant shall pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than Building standard lighting.

C. If Tenant requires janitorial services other than those provided to other tenants of the Building generally, Tenant shall separately pay for such services monthly within 30 days of billing by Landlord, or Tenant shall, at Landlord’s option, separately contract for such services with the same company furnishing janitorial services to Landlord.

D. Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, elevator, electrical, janitorial, lighting or other services (the “Services”) for the reasons set forth in this Section 6.D., or during any period Landlord is required to reduce or curtail such Services pursuant to any Applicable Laws, it being understood that Landlord may discontinue, reduce, or curtail such Services, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, emergency repairs, public utility strikes, lockouts, riots, acts of God, application of Applicable Laws or due to any other happenings beyond the reasonable control of Landlord. Except in the event of an Emergency (as hereinafter defined), in which case Landlord agrees to give Tenant as much notice as is reasonably possible, in the event Landlord intends to make repairs or improvements that will disrupt any Services, Landlord shall use commercially reasonable efforts to provide Tenant with 36 hours prior notice of such disruption. In the event of any interruption, reduction, or discontinuance of Landlord’s Services (either temporary or permanent) for the reasons specified herein, Landlord shall not be liable for damages to person or property as a result thereof nor shall the occurrence of any such event in any way be construed as an eviction of Tenant; or cause or permit an abatement, reduction or setoff of Rent (except Operating Expenses not actually incurred because such Services were not being provided); or operate to release Tenant from any of Tenant’s obligations hereunder, except that in the event of any interruption, reduction or discontinuance lasting more than one business day and caused by the negligence or willful misconduct of Landlord, its employees, agents or contractors, that renders the Premises unusable by Tenant for normal business operations, Tenant shall be entitled to an abatement of Rent commencing on the date of the event until such interruption, reduction or discontinuance is remedied. In addition to the foregoing, in the event that Landlord fails to provide any Services required to be provided hereunder and such failure is within Landlord’s reasonable control or caused by the negligence or willful misconduct of Landlord and such interruption causes the Premises to be unusable for Tenant’s normal business operations and continues for a period of 5 business days (an “Unauthorized Interruption”) following Landlord’s receipt of written notice from Tenant of such Unauthorized Interruption (except in the event of Emergency, in which no notice or opportunity to cure shall be required), Tenant may, after delivery of email correspondence or other written notice to Landlord that it intends to exercise its right of self-help (but shall not be obligated to), make such repairs (in such manner as to not void applicable warranties), provide Services or pay such bills as are reasonably required to restore such Services, and Landlord shall reimburse Tenant within 30 days of receipt of Tenant’s invoice the full amount of such reasonable out-of-pocket cost and expense incurred by Tenant. If Landlord does not reimburse Tenant within such 30 day period, Tenant shall be entitled to offset any unpaid amount from Base Rent. If any such repairs will affect the base HVAC, plumbing, electrical, mechanical or life safety systems of the Building (collectively, the “Building Systems”), the structural integrity of the Building, or the exterior appearance of the Building, Tenant shall, except in the event of Emergency, use only those contractors used by Landlord in the Building for work on the Building Systems, or its structure, and Landlord shall provide Tenant (upon Tenant’s request) with notice identifying such contractors and any changes to the list of such contractors, unless such contractors are unwilling or unable to perform such work or the cost of such work is not competitive, in which event Tenant may utilize the services of any other qualified contractors which normally and regularly performs similar work on comparable buildings. Subject to the provisions set forth earlier in this Section 6.D. with regard to the abatement of Rent as the result of Services having been interrupted, reduced or discontinued, to the extent any sum thus reimbursed to Tenant by Landlord represents an amount that would have been included in the Operating Expenses of the Building if paid by Landlord to perform the obligation in question, Landlord shall be entitled to include in Operating Expenses the applicable portion of such sum reimbursed to Tenant. “Emergency” means an imminent threat to human life or safety or an imminent threat of substantial property damage to personal property located within the Building Complex.

E. Tenant agrees to notify promptly Landlord or its representative of any accidents or defects in the Building of which Tenant becomes aware including defects in pipes, electric wiring and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition which may cause injury or damage to the Building or any person or property therein.

F. If permitted by Applicable Law, Landlord shall have the right at any time and from time to time during the Primary Lease Term, and any extensions thereof, to contract for utilities servicing the Building Complex (including without limitation, electricity) from any utility provider chosen by Landlord, in its sole discretion, if due to low quality of service or, if for another reason, then so long as such costs are competitive in the market in which the Building is located. Tenant shall cooperate with Landlord and such utility providers as reasonably necessary (including providing access to the Premises) for purposes related to the providing of such services.

G. In the event that Tenant wishes to utilize the services of a telephone, telecommunications, or other utility provider that is not providing service to the Building Complex as of the date of Tenant’s execution of this Lease (“ASP”), no such ASP shall be permitted to provide services to Tenant or install lines or other equipment to or within the Building Complex without the prior written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion. If Landlord consents to the ASP providing services to the Building Complex, Landlord shall incur no expense whatsoever with respect to any aspect of the ASP’s provision of its services, including without limitation, the costs of installation, materials, and service. Tenant acknowledges and agrees that all telephone, telecommunications and other services desired by Tenant from an ASP shall be at Tenant’s sole cost and expense, subject to the Tenant Improvement Allowance (as defined in the Work Letter). Tenant agrees that Landlord shall have no obligation or liability in the event any service by the ASP is interrupted, curtailed, or discontinued, unless caused by the negligence or willful misconduct of Landlord, and it shall be the sole obligation of Tenant at its expense to obtain substitute service. The provisions of this Section may be enforced solely by Tenant and Landlord, and are not for the benefit of any other party (including, without limitation, any telephone or telecommunications provider) and no party shall be deemed a third party beneficiary hereof.

H. Landlord shall provide access to the Premises and the Building 24 hours per day, seven days per week, subject to such security card system as Landlord may establish from time to time.

I. Landlord agrees that Tenant shall be entitled to one directory strip for Tenant’s name on the Building directory board in the lobby of the Building and Building Standard suite entry signage at each entrance to the Premises, at Landlord’s cost and expense (“Landlord-Installed Signage”). In addition, Tenant shall be entitled to install, at its sole cost and expense, one sign on the exterior of the Building in the location currently occupied by the Shea Homes sign, which Shea Homes sign shall be removed by Landlord at Landlord’s sole cost within 30 days after satisfaction or waiver of the Termination Contingency (as defined in Section 45 below). If the event a monument sign is constructed for the Building Complex, Tenant shall have the right to install signage on such monument sign at its sole cost and expense, in a location mutually acceptable to the parties. All exterior Building signage and monument signage shall be subject to all Applicable Laws, approval by applicable governmental authorities, the Highlands Ranch Business Park Architectural Review Committee (“ARC”) and Landlord, and any sign criteria promulgated by Landlord. All signage, other than the Landlord-Installed Signage, shall be at the sole cost and expense of Tenant, and Tenant shall pay all costs of causing its signs to be erected and maintained. Upon expiration or earlier termination of this Lease, Tenant shall remove all signage other than the Landlord-Installed Signage and repair any damage to the Building and monument sign resulting from the installation or removal of Tenant’s signs.

7. QUIET ENJOYMENT.

So long as Tenant complies with the provisions hereof, Tenant shall be entitled to the quiet enjoyment and peaceful possession of the Premises subject to the terms and provisions of this Lease.

8. SECURITY DEPOSIT.

It is agreed that, concurrently with the execution of this Lease, Tenant has deposited with Landlord and will keep on deposit at all times during the term of this Lease, the Security Deposit, the receipt of which is hereby acknowledged, as security for the payment by Tenant of all Rent and other amounts herein agreed to be paid and for the faithful performance of all the terms, conditions, and covenants of this Lease. Landlord’s acceptance of the Security Deposit shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease. If, at any time during the term of this Lease, an Event of Default on the part of Tenant under this Lease shall occur, Landlord shall have the right to use the Security Deposit, or so much thereof as necessary, in payment of any Rent or other amount in default, in reimbursement of any reasonable expenses incurred by Landlord, and in payment of any provable damages incurred by Landlord solely by reason of Tenant’s default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to an amount equal to the initial Security Deposit. In the event the Security Deposit has not been utilized as aforesaid, the Security Deposit, or as much thereof as not utilized for such purposes, shall be refunded to Tenant or to whomever is then the holder of Tenant’s interest in this Lease, without interest, 30 days after full performance of this Lease by Tenant. Landlord shall have the right to commingle the Security Deposit with other funds of Landlord, but must maintain adequate books and records to establish the amount and nature Tenant’s interest in the Security Deposit . At Landlord’s election, Landlord may elect to have the Security Deposit held by Landlord’s manager in a separate security deposit trust, trustee or escrow account established and maintained by such manager with respect to certain security deposits of tenants within the Building. Unless Tenant is so notified, (i) Landlord will hold the Security Deposit and be responsible for its return; (ii) Tenant may request return of the Security Deposit by giving Landlord written notice in accordance with the provisions of the Lease, addressed to Landlord as provided in this Lease; and (iii) Landlord’s manager, if there is one, agrees that in the event of a dispute over the ownership of the Security Deposit, the manager will not wrongfully withhold Landlord’s true name and current mailing address from Tenant. Upon providing Tenant with written notice of the transfer of the Security Deposit to a third party, Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord’s interest in the Premises in the event such interest be sold and, thereupon, Landlord shall be discharged from further liability with respect to such deposit. In the event that Landlord does not return the entire balance of the Security Deposit to Tenant, Landlord shall provide Tenant with an accounting of the actual expenditures made by Tenant and deducted from the Security Deposit. Tenant agrees that if claims of Landlord exceed the Security Deposit, Tenant shall remain liable for the balance of such claims that can be documented. The Security Deposit is not an advance payment of Rent or any other amount due under this Lease.

9. CHARACTER OF OCCUPANCY.

Tenant covenants and agrees to occupy the Premises for Tenant’s Permitted Use and for no other purpose, and to use them in a careful, safe and proper manner; to pay on demand for any actual damage to the Premises caused solely by misuse or abuse thereof by Tenant, Tenant’s agents or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant. Tenant, at Tenant’s expense, shall comply with all laws, codes, ordinances, rules, regulations and statutes of the United States, the State of Colorado, or any applicable municipality, governmental or quasi-governmental entity, or set forth in any document of record in the real property records of Douglas County, Colorado affecting Tenant’s use of the Building Complex, including, without limitation, those related to pollution, air quality, hazardous and toxic material control, and or environmental contamination (collectively, “Applicable Laws”) now in effect, or which may hereafter be in effect, (a) which shall impose any duty upon Tenant with respect to the occupation or alteration of the Premises; (b) regarding the physical condition of the Premises for those conditions which are the responsibility of Tenant under this Lease; or (c) that do not relate to the physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy. Tenant shall not commit waste or suffer or permit waste to be committed or permit any nuisance on or in the Premises. Tenant, its agents, employees, contractors or invitees shall not store, keep, use, sell dispose of or offer for sale in, upon or from the Premises any article or substance which may be prohibited by any insurance policy purchased by Tenant which is in force from time to time covering the Building. Landlord agrees to comply with all Applicable Laws with respect to its ownership, financing, use, repair, maintenance or operation of the Building and the Building Complex.

10. MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.

A. Unless otherwise expressly provided herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Primary Lease Term, or any extension thereof, except: (i) such repairs to the structure of the Building (including the roof), and HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building standard) as may be deemed necessary by Landlord for normal maintenance operations of the Building and/or Building Complex; and (ii) upkeep, maintenance and repairs to all Common Areas in the Building and/or Building Complex, including the parking areas, so long as the need for any such repair is not the result of Tenant’s negligence.

B. So long as Landlord’s exercise of such rights does not unreasonably interfere with Tenant’s use of or access to the Premises, Tenant covenants and agrees to permit Landlord, upon 24 hours’ prior notice (except in the event of an Emergency, in which case no notice shall be required), to enter the Premises to examine and inspect the same or, if Landlord so elects, to perform any obligations of Tenant hereunder which Tenant has failed to perform after any applicable period of notice and cure, or to perform such cleaning, maintenance, janitorial services, repairs, additions, or alterations as Landlord may deem necessary or proper for the safety, improvement, or preservation of the Premises or of other portions of the Building and/or Building Complex or as may be required by governmental authorities pursuant to any Applicable Law. Any such reentry shall not constitute an eviction or entitle Tenant to abatement of Rent. Furthermore, Landlord shall at all times have the right at Landlord’s election to make such alterations or change in other portions of the Building and/or Building Complex as Landlord may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant’s use and occupancy of the access to the Premises. Landlord may use one or more of the street entrances to the Building Complex and such public areas thereof as may be necessary, in Landlord’s determination to complete such alterations or changes.

C. Notwithstanding anything to the contrary set forth herein, Landlord shall be responsible for compliance or correcting non-compliance with the ADA in accordance with the provisions of the ADA and related governmental regulations, as amended from time to time, pertaining to the use, occupation or alteration of the Building (excluding the Premises) and the Common Areas. Landlord’s costs of compliance or correcting noncompliance as to conditions in the Building and Common Areas under the ADA and regulations in effect as of the Effective Date shall not be included in Operating Expenses. Landlord’s costs of compliance as to conditions in the Building and Common Areas required as a result of changes in the ADA and its regulations following the Commencement Date shall be borne by Landlord, but shall be included in Operating Expenses. Tenant shall be responsible for compliance or correcting non-compliance with the ADA in accordance with the provisions of the ADA and related governmental regulations, as amended from time to time, pertaining to the use, occupation or alteration of the Premises. Landlord’s consent to any Alterations (as defined in Section 11 below) by Tenant or Landlord’s approval of plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all Applicable Laws, including, but not limited to the ADA. If applicable, Tenant shall provide a certificate from Tenant’s architect evidencing that any plans and specifications for Tenant’s Alterations have been prepared in accordance with the ADA and, upon completion, that the Alterations have been constructed in accordance with the ADA, as evidenced by the applicable “as built” drawings.

11. ALTERATIONS AND REPAIRS BY TENANT.

A. Tenant covenants and agrees not to make any alterations in or additions to the Premises (subsequent to Tenant’s Work), including installation of any equipment or machinery therein which requires modification of or additions to any existing electrical outlets or which would increase Tenant’s usage of electricity beyond Tenant’s standard electrical usage (all such alterations, together with the Tenant’s Work, are referred to herein collectively as “Alterations”) without in each such instance first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any provision to the contrary contained in this Lease, Tenant may, without Landlord’s consent, at its own cost and expense and in a good and workmanlike manner and in accordance with all Applicable Laws, make interior, cosmetic Alterations not exceeding $25,000.00 per project per floor of the Premises that are not visible from the exterior of the Building and that do not affect the structural portions of the Building or the Building systems of the Premises or Building. In no event shall Tenant be permitted to make any Alterations to any portion of the Building or Building Complex other than within the Premises. Any Alterations performed by Tenant which is approved by Landlord shall be subject to Landlord’s reasonable requirements in effect at such time. In the event Landlord requires that Tenant submit plans and specifications for an

Alteration in connection with Landlord’s approval of the same, Landlord’s consent to any Alterations by Tenant or Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all Applicable Laws now in effect or which may hereafter be in effect. Tenant, at its expense, shall (i) pay all engineering and design costs incurred by Landlord attributable to the Alterations, (ii) pay all of Landlord’s costs necessitated by Tenant’s Alterations, including without limitation, all costs for modifications and additions to the Building Complex, including without limitation, the Building systems (which Landlord shall indicate as part of any approval of Tenant’s plans), and (iii) obtain all necessary governmental permits and certificates required for any Alterations to which Landlord has consented, and cause such Alterations to be completed in compliance therewith and with all Applicable Laws and all applicable requirements of Landlord’s insurance carriers. All Alterations which Tenant are permitted to make shall be performed in a good and workmanlike manner, using materials and equipment at least equal in quality to the original installations in the Premises. All repair and maintenance work required to be performed by Tenant pursuant to the provisions of this Section 11 and any Alterations permitted by Landlord pursuant to the provisions hereof, shall be done at Tenant’s expense by persons requested by Tenant and reasonably authorized in writing by Landlord. If Landlord authorizes persons requested by Tenant to perform such Alterations, prior to the commencement of any such Alterations, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen’s compensation, public liability insurance, and property damage insurance, all in the amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord and any Mortgagee as an additional insured. Each such certificate shall provide that the same may not be canceled or modified without 30 days’ prior written notice to Landlord and such Mortgagee. Further, Landlord and such Mortgagee shall have the right to post notices in the Premises in locations which will be visible by parties performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary. Alterations, repair and maintenance work shall be performed in a manner which will not unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants’ use of their premises in the Building Complex.

B. Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as when they were entered upon, loss by fire or other casualty, condemnation, Landlord’s obligations or commercially reasonable wear and tear excepted. Subject to Landlord’s obligation to make repairs in the event of certain casualties, as set forth in Section 18 below, Landlord shall have no obligation for the repair or replacement of any portion of the interior of the Premises which is damaged or wears out during the Lease Term regardless of the cause therefor, including but not limited to, carpeting, draperies, window coverings, wall coverings, painting or any of Tenant’s property or improvements in the Premises, but shall have an obligation to repair, maintain and replace Building systems whether or not in the Premises, in accordance with Section 10 above.

C. All Alterations and permanent fixtures installed in the Premises, including, by way of illustration and not by limitation, all partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not attached to the Building), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as part thereof without molestation, disturbance or injury at the end of the Primary Lease Term, or any extension thereof, whether by lapse of time or otherwise, unless Landlord by written notice given to Tenant at the time of approval of such Alteration, or in the event it is an Alteration for which no approval was required, no later than 15 days prior to the Expiration Date, shall elect to have Tenant remove all or any of the Alterations (including, without limitation, Tenant’s Work), and in such event, Tenant shall promptly remove on or before the expiration date of this Lease, at Tenant’s expense, the Alterations specified by Landlord and restore the Premises to their condition prior to the make of the same, reasonable wear and tear excepted.

D. All Alterations which Landlord has required Tenant remove at expiration of this Lease, and all movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the expiration or termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor and Tenant shall pay Landlord all reasonable expenses incurred in connection with the removal or disposition of such property, including, but not limited to, the cost of repairing any damage to the Premises caused by the removal of such property. Tenant’s obligations hereunder shall survive the expiration or other termination of this Lease.

12. MECHANIC’S LIENS.

Tenant shall pay or cause to be paid all costs for all Tenant’s Work, other Alterations or other work done by Tenant or caused to be done by Tenant on the Premises (including work performed by Landlord or its contractor at Tenant’s request following the commencement of the Primary Lease Term) of a character which will or may result in liens on Landlord’s interest therein, and Tenant will keep the Premises free and clear of all mechanic’s liens, and other liens on account of work done for Tenant or person claiming under it. Tenant hereby agrees to indemnify and defend Landlord, and save Landlord harmless of and from, all liability, loss, damage, costs, or expenses, including reasonable attorneys’ fees, on account of any claims of any nature whatsoever including claims or liens of laborers or materialmen or others for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant. Should Tenant receive any notice of intent to file a lien, Tenant shall deliver a copy of such notice to Landlord and shall promptly resolve the claim. Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced as a result of such work (which term includes the supplying of materials), Tenant shall cause such liens to be removed from record within 30 days after it receives notice of the filing or recording of such liens. If Tenant desires to contest any claims of lien, Tenant shall furnish to Landlord adequate security of at least 125% of the amount of the claim, or at Tenant’s option, file a bond with the appropriate court and obtain a release of the lien pursuant to Applicable Law. If a final judgment (after exhaustion of appeal) establishing the validity or existence of any lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall be in default in paying any charge for which a mechanic’s lien or suit to foreclose the lien has been recorded or filed and shall not have given Landlord security as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys’ fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

13. SUBLETTING AND ASSIGNMENT.

A. Tenant shall neither sublet any part of the Premises nor assign this Lease or any interest herein without the written consent of Landlord first being obtained, which consent shall not be unreasonably withheld, conditioned or delayed, provided that: (i) Tenant has complied with the provisions of Section 13.C. below and Landlord has declined to exercise its rights thereunder; (ii) the proposed subtenant or assignee is engaged in a business and the Premises will be used in a manner which is in keeping with Landlord’s commercially reasonable standards of the Building and does not conflict with any exclusive use rights granted to any other tenant in the Building Complex; (iii) the proposed subtenant or assignee has reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable evidence thereof; (iv) an uncured Event of Default on the part of Tenant is not then existing at the time it makes its request for such consent, unless subletting or assigning all or part of the Premises is the method by which Tenant proposes to cure an Event of Default; or (v) the proposed subtenant or assignee is not a tenant under, or is not currently negotiating, a lease with Landlord in any building in the Building Complex. Notwithstanding anything contained herein to the contrary, Tenant acknowledges that if the use of the Premises by any proposed subtenant or assignee would require compliance by Landlord and the Building with any current or future Applicable Laws to a greater extent than that required prior to the proposed occupancy by such subtenant or assignee, Landlord, at its sole option, may refuse to grant such consent, unless, as an express condition thereof, Tenant and/or such assignee or subtenant bears the entire cost of such greater compliance.

B. Notwithstanding paragraph A. above, Tenant may assign this Lease or sublet any portion of the Premises without Landlord’s consent to any affiliate of Tenant (a “Permitted Transfer”). For purposes of this Section 13, “affiliate” shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with Tenant, or a successor entity to Tenant by virtue of merger, consolidation, or nonbankruptcy reorganization or the sale of all or substantially all of the assets of Tenant; provided, however, that such affiliate must either (i) have a net worth substantially similar to or greater than Tenant’s net worth as of the Effective Date, or (ii) in Landlord’s commercially reasonable opinion, have sufficient assets to perform its obligations (monetary or otherwise) under this Lease. For purpose of the definition of “affiliate,” the word “control” (including “controlled by” and “under common control with”), as used with respect to any corporation, partnership, or association, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a particular corporation, partnership or association, whether through the ownership of voting securities or by contract or otherwise. Tenant’s right hereunder are further conditioned on: (1) Tenant shall remain primarily liable for all of its obligations under this Lease; (2) any such subtenant and/or assignee shall assume and be bound by all obligations of Tenant for payment of all amounts of rental and other sums (relative to its pro rata share) and the performance of all covenants required by Tenant pursuant to this Lease; (3) any such subtenant and/or assignee intends to operate the Premises in accordance with the usage restrictions of this Lease; and (4) not less than 15 days prior to the effective date of such sublease or assignment, Tenant shall provide Landlord with notice of such transaction and copies of the documents evidencing such transaction and such other evidence as Landlord may reasonably require to establish that such transaction falls within the terms and provisions of this Section. Notwithstanding the foregoing, in the event a transferee assuming this Lease pursuant to a Permitted Transfer is, in Landlord’s reasonable opinion, in a similar financial condition as Tenant as of the Effective Date such that the transferee has the ability to pay the Rent and meet the obligations of this Lease, Tenant shall be released from all liabilities hereunder from and after the date of such assignment and assumption, so long as the transferee has agreed in writing to assume all obligations and liabilities of Tenant under this Lease.

C. If this Lease is assigned, Landlord shall collect the Rent due under this Lease from the assignee and apply the net amount collected to the Rent herein reserved. If the Premises or any part thereof is sublet or occupied by anybody other than Tenant (other than pursuant to a Permitted Transfer), Landlord may, after an Event of Default on the part of Tenant, collect the rent from the subtenant or occupant and apply the net amount collected to the Rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed an acceptance of the assignee, subtenant, or occupant as the tenant hereof or a release of Tenant from further performance by Tenant of covenants on the part of Tenant herein contained. Consent by Landlord to any one assignment or sublease shall not in any way be construed as relieving Tenant from obtaining Landlord’s express written consent to any further assignment or sublease. Except as specified in Section 13.B. above, notwithstanding the consent of Landlord to any sublease or assignment, Tenant shall not be relieved from its primary obligations hereunder to Landlord, including, but not limited to the payment of all Base Rent and Tenant’s Pro Rata Share of Operating Expenses. Landlord’s consent to any requested sublease or assignment shall not waive Landlord’s right to refuse to consent to any other such request or to terminate this Lease if such request is made, all as provided herein. Except in the case of a Permitted Transfer, if Landlord or Tenant collects any rental or other amounts from an assignee or subtenant in excess of the Base Rent and the Tenant’s Pro Rata Share of Operating Expenses for any monthly period, Landlord shall be entitled to 50% of such excess (net of all costs incurred by Tenant in connection therewith, including, without limitation, tenant improvements, broker commissions and reasonable attorneys fees, but excluding vacancy costs) and Tenant shall pay to Landlord such amount on a monthly basis, as and when Tenant receives the same.

D. Except in the case of a Permitted Transfer, Tenant agrees that in the event it desires to sublease all or any portion of the Premises or assign this Lease to any party, in whole or in part, Tenant shall notify Landlord in writing not less than 30 days prior to the date Tenant desires to sublease such portion of the Premises or assign this Lease (“Tenant’s Transfer Notice”). Tenant’s Transfer Notice shall set forth the description of the portion of the Premises to be so sublet or assigned and the terms and conditions on which Tenant desires to sublet the Premises or assign this Lease. In the event of a proposed assignment of this Lease (but not any sublease, which shall not be subject to Landlord’s rights pursuant to paragraph E. below), Landlord shall have 30 days following receipt of Tenant’s Transfer Notice within which to exercise Landlord’s rights pursuant to paragraph E. below. If Landlord consents to such sublease or assignment and if for any reason Tenant is unable to sublet said portion of the Premises or assign its interest in this Lease on the terms and conditions contained in Tenant’s Transfer Notice within 180 days following the delivery of Tenant’s Transfer Notice to Landlord, Tenant agrees to re-offer the Premises to Landlord in accordance with the provisions hereof prior to subleasing any portion of the Premises or assigning this Lease to any third party.

E. Notwithstanding anything contained in this Section 13 to the contrary, in the event Tenant requests Landlord’s consent to sublet all or a portion of the Premises or to assign its interest in this Lease, Landlord shall have the right to: (i) consent to such sublease or assignment; (ii) refuse to grant such consent in Landlord’s reasonable discretion (which reasons will be specified in Landlord’s notice of refusal) or (iii) refuse to grant such consent and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right within 15 days after notice of Landlord’s exercise of its right to terminate to withdraw Tenant’s request for such consent and remain in possession of the Premises under the terms and conditions hereof. In the event the Lease is terminated as set forth herein, such termination shall be effective as of the date set forth in a written notice from Landlord to Tenant, which date shall in no event be more than 30 days following such notice. Notwithstanding anything to the contrary contained herein, Landlord agrees that it will not enter into a direct lease of space in the Building with any person or entity within six months after Landlord’s refusal to grant consent to a sublease or assignment by Tenant to the same person or entity, so long as Tenant would have been able to provide the same amount of space in the Building as Landlord offers for lease to such person or entity.

F. All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has the right to consent shall be subject to prior approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay on demand all of Landlord’s actual, out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred in determining whether or not to consent to any requested sublease or assignment and in reviewing and approving such documentation, up to a maximum of $1,000.00.

G. Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United Sates may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that in any event Landlord is entitled under the Bankruptcy Code to Adequate Assurance of future performance of the terms and provisions of this Lease. For purposes of any such assumption or assignment, the parties hereto agree that the term “Adequate Assurance” shall include at least the following: (i) in order to assure Landlord that the proposed assignee will have the resources with which to pay the rent called for herein, any proposed assignee must have demonstrated to Landlord’s satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the Effective Date. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease; and (ii) any proposed assignee of this Lease must assume in writing and agree to be personally bound by the terms, provisions, and covenants of this Lease.

14. DAMAGE TO PROPERTY.

Except as a result of the negligent acts or omissions of Landlord, its employees, agents or contractors, Tenant shall neither hold or attempt to hold Landlord liable for any injury or damage, either proximate or removed, occurring through or caused by fire, water, steam, or any injury, accident, or any other cause to the Premises, to any furniture, fixtures, tenant improvements (including Tenant’s Work), or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building and/or the Building Complex not herein demised, whether by reason of the negligence or default of the owners or occupants thereof or any other person or otherwise, and, except as provided above, the keeping or storing of all property of Tenant in the Building, the Building Complex and/or Premises shall be at the sole risk of Tenant.

15. INDEMNITY.

A. Tenant hereby agrees to indemnify and defend Landlord, its officers, directors, members, managers, agents and employees, and save Landlord, its officer, directors, members, managers, agents and employees harmless of and from, all claims, liabilities, losses, damages, costs, or expenses, including reasonable attorneys’ fees, fines, penalties, judgments, or obligations (collectively, “Claims”) that Landlord may sustain to the extent arising out of any injury to any person or damage to or loss of any property occurring (i) in the Premises or in the Building Complex (including the Surface Lots, as defined in Exhibit D) and arising from the use of the Premises by Tenant, its employees, agents, contractors, licensees, subtenants or other invitees, except to the extent either of the foregoing are caused by the negligence or willful misconduct of Landlord; (ii) any act or omission or negligence of Tenant or any of Tenant’s employees, agents or contractors in or on the Premises or the Building Complex; and (iii) any breach or default by Tenant in the performance of its obligations and covenants under this Lease beyond applicable notice and cure periods.

B. Except to the extent Tenant is obligated to indemnify Landlord above, Landlord hereby agrees to indemnify and defend Tenant, its officers, directors, agents and employees, and save Tenant, its officers, directors, agents and employees, harmless of and from, all Claims that Tenant may sustain to the extent arising out of any injury to any person or damage to or loss of any property (i) suffered or claimed by any person and resulting from the negligence or willful misconduct of Landlord or any of Landlord’s, employees, agents or contractors; or (ii) any breach or default by Landlord in the performance of its obligations and covenants under this Lease beyond applicable notice and cure period.

C. Any party requesting indemnification pursuant to the provisions contained in this Lease shall (1) give the indemnifying party prompt written notice of any Claims for which it is requesting indemnification; (2) mutually agree with the other party as to defense counsel, which counsel shall also be reasonably acceptable to the party’s insurance carriers, if applicable; (3) give the indemnifying party reasonable authority and control of the defense and settlement of the Claims, subject to reasonable approval by the indemnitee of any settlement that assesses any proportionate liability to the indemnitee or potentially imposes any obligations on the indemnitee. The indemnitee may, at its election, obtain separate counsel and participate in the proceedings at its own expense. In addition, at the indemnifying party’s reasonable request, the indemnitee shall reasonably cooperate in the defense and settlement of any Claims at no out-of-pocket cost to the indemnitee.

D. In no event will either party be responsible for any consequential damages incurred by the other party as a result of any default or breach of the terms of this Lease, including, but not limited to, lost profits or interruption of business which result of any alleged breach or default hereunder.

E. All provisions of this Section 15 shall survive termination or expiration of this Lease.

16. SURRENDER AND NOTICE.

Upon the expiration or other termination of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty covered by insurance excepted, and Tenant shall remove all of its movable furniture and other effect and such Alterations as Landlord shall require Tenant to remove as described in Sections 11 hereof. In the event Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all reasonable costs incurred by Landlord as a result of such failure, including, but not limited to, any reasonable amounts required to be paid to third parties who were to have occupied the Premises.

17. INSURANCE.

A. Subject to reimbursement as provided in Section 5 herein, Landlord shall maintain Special Form property insurance on the Building in the amount of full replacement cost (without regard to depreciation) as well as loss of rent protection insurance, from such companies, and on such terms and conditions, including loss of rental insurance for such period of time as Landlord deems reasonably appropriate, from time to time.

B. Tenant shall obtain and maintain throughout the term of this Lease the following insurance:

(i) Special Form property insurance on and for the full cost of replacement of all Tenant’s property and improvements in the Premises, including, without limitation Tenant’s Work and all furniture, fixtures, personal property and all tenant finish in excess of Building standard items. In no event shall the deductible for such insurance be more than $5,000.00.

(ii) Commercial general liability insurance, on a “occurrence” form, with (1) contractual liability coverage including the indemnification provisions contained in this Lease, (2) a severability of interest endorsement, (3) limits of not less than $2,000,000.00 combined single limit per occurrence and not less than $2,000,000.00 in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than $4,000,000.00. All such policies shall name Landlord and any Mortgagee as additional insured.

(iii) Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

(iv) Workers’ Compensation Insurance and Employers liability insurance as required by Applicable Law.

C. All insurance policies set forth in this Section 17 shall be issued by an insurance company qualified to do business in the State of Colorado and reasonably acceptable to Landlord. All such insurance policies shall provide that the same may not be canceled or modified without at least 30 days’ prior written notice to Landlord and any Mortgagee. Tenant shall notify Landlord promptly in the event any insurance policy of Tenant required hereunder is cancelled or not renewed.

D. Prior to occupancy of the Premises, and thereafter from time to time (but nor more often than once per calendar year), Tenant shall deliver certificates evidencing that all insurance required under this Section 17 is in force and effect. In addition, Tenant shall deliver to Landlord, upon Landlord’s request (not more than once per calendar year), copies of all insurance policies maintained hereunder along with all endorsements thereto certified as true and correct by the issuing insurance company and Tenant. The limits of said insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

E. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other, their officers, directors, members, managers, agents and employees occurring as a result of the use and occupancy of the Premises for: (i) any loss of its property capable of being insured against by Special Form insurance coverage whether carried or not, excluding from such waiver, the deductible amounts under any applicable Special Form insurance; and (ii) all loss, cost, damage, or expense arising out of or due to any interruption of business (regardless of the cause therefor), increased or additional costs of operation or business or other costs or expenses whether similar or dissimilar which are capable of being insured against under business interruption or loss of rents insurance whether or not carried. Each party shall apply to its insurers to obtain such waivers, shall obtain any special endorsements, if required by their insurance, to evidence compliance with the aforementioned waiver, and shall bear the cost therefor.

18. CASUALTY AND RESTORATION OF PREMISES.

A. If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within 45 days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within 180 calendar days from the date of casualty (subject to Force Majeure Delays, as defined below), then either party shall have the right to terminate this Lease by delivering written notice of its election to terminate to the other party within 30 days after receipt of the architect certification, and upon such delivery, this Lease shall terminate, Tenant shall thereupon surrender to Landlord the Premises and all interest therein under this Lease or otherwise and Landlord may reenter and take possession of the Premises and remove Tenant therefrom, and both parties hereto shall be freed and discharged of all further obligations hereunder, except for those that expressly survive termination of this Lease. Tenant shall pay Rent, duly apportioned, up to the time of such termination of this Lease, subject to the provisions of paragraph D. below. If, however, the damage shall be such that said architect shall certify within said 45-day period that the Premises can be made tenantable within said 180-day period (subject to Force Majeure Delays), then, except as hereinafter provided, Landlord shall repair the damage so done to the Building (including Tenant’s Work in an amount not to exceed $100,000.00) but not any equipment, trade fixtures or other personal property of Tenant) with all reasonable speed.

B. If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of 180 days (subject to Force Majeure Delays), then, Landlord, after receiving notice in writing of the occurrence of the casualty, except as hereafter provided, shall cause the same to be repaired to the extent of the tenant finish existing in the Premises as of the Commencement Date and insured by Landlord (as opposed to any above-standard tenant finish or portion of the tenant finish insured by Tenant) with reasonable promptness. If the estimated repair period as established in accordance with the provisions of Section 18.A. above exceeds 180 days (subject to Force Majeure Delays), then Tenant shall have the right to terminate this Lease upon written notice to Landlord delivered after such 180-day period and prior to Landlord’s completion of the repairs.

C. In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected, can be repaired within said 180 days (subject to Force Majeure Delays)), that, within 30 days after the receipt of the architect’s certification described in paragraph A. above, Landlord shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said 30 days, Tenant shall pay the Rent, properly apportioned up to such date (subject to the provisions of paragraph D. below), this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged of all further obligations hereunder, except for those that expressly survive termination of this Lease.

D. Provided that the casualty is not the fault of Tenant, Tenant’s agents, employees, or contractors Tenant’s Rent shall abate during any such period of repair or restoration in the same proportion that the part of the Premises rendered untenantable bears to the whole.

E. For purposes of this Section 18, the term “Force Majeure Delays” shall mean delays caused by an inability of either party to perform any of its obligations hereunder on account of any energy shortage, governmental pre-emption or prescription, national emergency, act of God or any other cause of any kind beyond the reasonable control of Landlord or Tenant or that could not be mitigated with reasonable efforts, but specifically excluding the failure to pay any monetary obligations.

F. Notwithstanding any provision to the contrary contained in this Section 18, in the event Landlord is required to repair and restore within 180 days (subject to Force Majeure Delays) pursuant to paragraph B. above, and such repair or restoration is not completed within 210 days (subject to Force Majeure Delays), then commencing on the 211th day, Tenant shall be entitled to two days of Base Rent abatement for each day such repair or restoration is not completed, until such time as such repair or restoration is substantially completed and Tenant can commence normal business operations therein.

19. CONDEMNATION.

If the entire Premises or more than 25% of the Premises or any portion of the Building which shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving written notice to the other of such termination within 30 days after such taking or conveyance, shall forthwith cease and terminate and all Rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender the Premises and all interest therein under this Lease or otherwise to Landlord and Landlord may reenter and take possession of the Premises or remove Tenant therefrom, and both parties hereto shall be freed and discharged of all further obligations hereunder, except for those that expressly survive termination of this Lease. In the event less than 25% of the Premises shall be taken by such proceeding or conveyance, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to said taking or conveyance, unless Landlord elects not to reconstruct or rebuild as described in Section 18.C. above. In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration for the portion of the Building so taken whether the award is compensation for diminution in value for the leasehold, for the taking of the fee, or as severance, damage or otherwise; provided, however, if this Lease is terminated as a result of the condemnation or conveyance, and as long as Tenant’s award does not reduce Landlord’s award or compensation, then Tenant shall be entitled to a separate award for loss or damage to Tenant’s trade fixtures which it cannot remove, relocation and removal expenses and any other damages which Tenant may claim pursuant to Applicable Law.

20. DEFAULT BY TENANT.

A. Each one of the following events is herein referred to as an “Event of Default”:

(i) Any failure by Tenant to pay Rent or any other monetary sums required to be paid hereunder on the date such sums are due, unless the failure is cured within 10 business days after written notice by Landlord; however, Tenant is not entitled to more than three notices of delinquent payments of Rent during any Lease Year and, if thereafter during that Lease Year any Rent is not paid when due, an Event of Default shall automatically occur;

(ii) Intentionally deleted;

(iii) This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Section 13 above;

(iv) This Lease or the Premises or any part thereof shall be taken upon execution or by other final process of law directed against Tenant or shall be lawfully taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant and said attachment shall not have been discharged or disposed of within 45 days after the levy thereof;

(v) The filing of any petition or the commencement of any case or proceeding by Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy, or reorganization or the adjudication that Tenant is insolvent or bankrupt or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant;

(vi) The filing of any petition or the commencement of any case or proceeding described in Section 20.A.(v) above against Tenant, unless such petition and all proceedings initiated thereby are dismissed within 60 days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of Tenant, unless such appointment is vacated or dismissed within 60 days from the date of such appointment;

(vii) The insolvency of Tenant or the execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature;

(viii) Intentionally deleted;

(ix) Intentionally deleted; and

(x) Tenant shall fail to perform any of the other agreements, terms, covenants, or conditions hereof on Tenant’s part to be performed and such non-performance is not a result of a Force Majeure event and shall continue for a period of 30 days after written notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such 30-day period, Tenant shall not in good faith have commenced such performance within such 30-day period and shall not diligently proceed therewith.

B. If any one or more Event of Default shall happen and is not cured within any applicable cure period, then Landlord shall have the right, which right shall be exercised in accordance with Applicable Laws, at Landlord’s election, after expiration of any applicable cure period, or at any time thereafter, either:

(i) After providing not less than five days written notice to Tenant, to reenter and take possession of the Premises or any part thereof and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this Section 20.B.(i), or should Landlord take possession pursuant to legal proceeding or pursuant to any notice provided for by Applicable Law, Landlord, may relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord’s or Tenant’s name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its absolute discretion, may determine and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting, provided, however, Landlord shall use commercially reasonable efforts to relet the Premises. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice. Notwithstanding the foregoing, upon Landlord taking possession of the Premises, regardless of whether Landlord relets the Premises, Tenant (being no longer in possession of the Premises) shall be relieved of all obligations under this Lease except the obligation to pay Rent and other amounts and/or damages owed in accordance with this Lease as a result of any Event of Default or otherwise obligated to pay in accordance with the provisions of this Section 20, it being the intent of the parties that Tenant shall not be responsible for on-going maintenance or repair obligations with respect to the Premises or the actions of any other party to which Landlord relets the Premises;

If Landlord elects to take possession of the Premises as provided in this Section 20.B.(i), Tenant shall pay to Landlord (a) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s reasonable expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alterations, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day;

(ii) Give Tenant written notice of Landlord’s intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant’s right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant’s liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this Section 20.B.(ii), Tenant shall remain liable to Landlord for all Rent due prior to the date of termination and damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord’s reasonable expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’

fees, expenses of employees, alterations, remodeling and repair costs and expenses of preparation for such reletting. Upon the occurrence of an uncured Event of Default, Landlord agrees to use commercially reasonable efforts to mitigate its damages. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant any damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the Term hereof over the amount of rental which Landlord can reasonably obtain as rent for the remaining balance of the Term, discounted to present value at the rate of 5% per annum, plus all out-of-pocket amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys’ fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts; or

(iii) If Tenant shall fail to make any payment or cure any Event of Default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated, and hereby agrees, to pay Landlord upon demand all costs, expenses and disbursements, including reasonable attorneys’ fees incurred by Landlord in taking such remedial action.

C. Suit for the recovery of Rent and other amounts and damages set forth hereinabove may be brought by Landlord, at Landlord’s election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in additional to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance, except, however, that for the same Event of Default, Landlord shall bring all claims for such Event of Default at one time. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise with regard to a different Event of Default. Unless specifically stated otherwise in this Lease, each right and remedy of Landlord shall be considered cumulative and non-exclusive. All reasonable out-of-pocket costs incurred by Landlord in connection with collecting any rent or other amount and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant.

D. No failure by either Landlord or Tenant to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Landlord and Tenant and no breach thereof shall be waived, altered, or modified, except by written instrument executed by the other party. No waiver of any breach shall affect or alter either party’s rights or obligations under this Lease, including a subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in full force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

E. Nothing contained in this Section 20 shall limit or prejudice the right of either party to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any Applicable Law governing such a proceeding and in effect at the time when such damages are to be proven, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything contained in this Section to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

F. Any Rent or other amounts owing hereunder which are not paid within five days after delivery of written notice to Tenant that such amounts are past due shall thereafter bear interest at the rate of eight percent (8%) per annum until paid. Further, in the event any Rent or other amounts owing hereunder are not paid within five days after due, Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional one-time late charge for any such late payment in the amount of $200.00. Any amounts paid by Landlord to cure any Event of Default by Tenant hereunder, which Landlord shall have the right but not the obligation to do, shall, if not repaid by Tenant within ten (10) days of demand by Landlord, thereafter bear interest at an annual rate of interest equal to eight percent (8%) per annum until paid.

G. If any action is brought by either party in order to enforce or interpret the terms and provisions of this Lease, the prevailing party in such action shall be entitled to recover from the other party any and all reasonable out-of-pocket attorneys’ fees incurred by such prevailing party in connection with such action.

21. DEFAULT BY LANDLORD.

A. In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord of such default and Landlord shall have 30 days to cure such default, or if it cannot be cured within 30 days, then so long as Landlord continues to diligently attempt to cure such default, such additional time as is necessary to cure such default, not to exceed 60 days. Notice to Landlord of any such alleged default shall be ineffective unless notice is simultaneously delivered to any holder of a mortgage or deed of trust, or the ground lessor under any ground lease affecting all or any portion of the Building Complex (“Mortgagees”), provided that prior to such notice Tenant has been notified, in writing, (by way of Section 28.B. herein or notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagees and such information remains current.

B. Except for the payment of money, whenever and to the extent that Landlord or Tenant shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect to the supply of or provision for, any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labor required to enable it to fulfill such obligation or by reason of any Applicable Law passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond such party’s control or which cannot be reasonably mitigated, whether of the foregoing character or not, Landlord or Tenant, as the case may be, shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction.

22. SUBORDINATION AND ATTORNMENT.

A. So long as Tenant is provided with a commercially reasonable form of nondisturbance agreement for Landlord’s current and any future lender or ground lessor (“Mortgagee”) providing that so long as Tenant is not in default under this Lease beyond any applicable period of notice and cure Tenant’s possession of the Premises and rights hereunder shall not be disturbed (“SNDA”), this Lease shall be subordinate to (i) any mortgage, deed of trust or ground lease (now existing or hereafter placed upon the Building and/or Building Complex, or any portion thereof), including any amendment, modification, or restatement of any of such documents, (ii) any and all advances made under any mortgage or deed of trust, and (iii) all renewals, modifications, consolidations, replacements, and extensions of any such mortgage, deed of trust or ground lease. No subordination shall permit material interference with Tenant’s rights hereunder, and any ground lessor or Mortgagee shall recognize Tenant and its permitted successors and assigns as the tenant of the Premises and shall not disturb Tenant’s right to quiet possession of the Premises during the Term so long as no Event of Default has occurred and is continuing under this Lease.

B. If any Mortgagee shall elect to have this Lease superior to the lien of the applicable mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

C. In confirmation of such subordination or superior position, as the case may be, Tenant agrees, so long as it receives a commercially reasonable SNDA, to execute such documents as may be required by Landlord or any Mortgagee to evidence the subordination of its interest herein to any of the documents described above, or to evidence that this Lease is prior to the lien of any mortgage or deed of trust or any ground lease, as the case may be. Failure to do so within 10 business days after written demand therefore shall constitute Tenant’s acceptance of the subordination of its interest.

D. Tenant hereby agrees to attorn to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise so long as the provisions of this Section 22 are met.

23. HOLDING OVER: TENANCY MONTH-TO-MONTH.

If, after the expiration of this Lease, Tenant desires to remain in possession of the Premises and continue to pay rent, it will request Landlord’s consent to holdover and upon Landlord’s agreement in writing or by accepting such rent, then such holding over shall be deemed and taken to be a holding upon a tenancy from month-to-month, subject to all the terms and conditions thereof on the part of Tenant to be observed and performed and at a monthly rent equivalent to (a) 100% of the monthly installments of Base Rent and Additional Rent paid by Tenant during the last month of the Lease Term, for the first two months of the holdover, and (b) 150% of the monthly installments of Base Rent and Additional Rent paid by Tenant during the last month of the Lease Term, from and after the third month of the holdover. All such rent shall be payable in advance on the same day of each calendar month. Such month-to-month tenancy may be terminated by either party by not less than 10 days’ notice prior to the end of such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any holdover period or as relieving Tenant of its liability pursuant to Section 16 if no holdover of the Premises has been agreed. Any holdover without Landlord’s consent shall be deemed an Event of Default entitling Landlord to all of its rights and remedies set forth in Section 20 above.

24. PAYMENTS AFTER TERMINATION.

No payments of money by Tenant to Landlord after the effective date of any termination of this Lease in any manner in accordance with this Lease, shall reinstate, continue, or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due or any other sums of money due under the terms of this Lease or otherwise exercise Landlord’s rights and remedies hereunder and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

25. ESTOPPEL/STATEMENT OF PERFORMANCE.

Tenant agrees at any time and from time to time, upon not less than 15 business days’ prior written request by Landlord, to execute, acknowledge, and deliver to Landlord an estoppel certificate in substantially the form attached hereto as Exhibit G. It is intended that any such estoppel certificate delivered pursuant to this Section may be relied upon by Landlord, any mortgagee or prospective mortgagee, or any prospective purchaser of all or any portion of Landlord’s interest in the Building Complex. Tenant acknowledges that it may be difficult, if not impossible, for Landlord to sell or finance the Building without such an estoppel certificate from Tenant, and that Landlord would not enter into this Lease without Tenant’s agreement to provide such an estoppel certificate. In the event Tenant fails to deliver such estoppel certificate to Landlord within such 15-business day period, Landlord shall provide a second notice to Tenant, via certified mail, signature and return receipt requested, stating that a failure to return the estoppel certificate within 10 days of receipt of the second notice shall be deemed an Event of Default under this Lease. Tenant’s failure to deliver the estoppel certificate within such 10-day period shall constitute an Event of Default hereunder, and Tenant agrees to pay to Landlord, as liquidated damages, an amount equal to 12 months of Base Rent then in effect. Further, upon reasonable request, Tenant will supply to Landlord a corporate, partnership, limited liability company, or other similar resolution, as the case may be, certifying that the party signing said statement of Tenant is properly authorized to do so. Notwithstanding anything to the contrary contained herein, any notice delivered to Tenant requesting the execution of an estoppel certificate shall, in addition to the notice address for Tenant specified in Section 28 below, be individually delivered (either personally or via certified mail) to the following individuals at the addresses indicated: _ADA-ES, Inc. CFO (at Premises address); ADA-ES, Inc. Corporate Counsel (at the notice address for Tenant specified in Section 28); Counsel for ADA-ES, Inc. at Schuchat, Herzog & Brenman, LLC., 1900 Wazee Street, Suite 300; Denver, Colorado 80202.                                 .

26. HAZARDOUS SUBSTANCES.

A. Tenant shall not cause or permit any Hazardous Substance (as defined below) to be used, stored, generated, or disposed of on, in or about the Premises, the Building, or the Building Complex by Tenant, or any of its agents, employees, representatives, contractors, suppliers, customers, subtenants, licensees, or invitees (a “Tenant Party”) unless Tenant shall have received Landlord’s prior written consent, which Landlord may withhold or at any time revoke in its sole discretion.

B. Notwithstanding the foregoing, Tenant may store, use and dispose of de minimis amounts of office and cleaning products in the normal course of general office use in accordance with all Applicable Laws.

C. Tenant shall indemnify and defend Landlord, its officers, directors, managers, members, employees and agents (a “Landlord Indemnified Party”), and hold the same harmless, from and against any and all finally awarded claims, damages, fines, judgments, penalties, costs, expenses, liabilities, or losses to the extent relating to any violation by Tenant or a Tenant Party of any Environmental Law (as hereinafter defined) or of this Section 26 (including, without limitation, a material decrease in value of the Premises, direct damages caused by loss or restriction of rentable or usable space, and any and all sums finally awarded for settlement of claims, attorneys’ fees, consultant fees, and expert fees) incurred by or asserted against Landlord arising during or after the Lease Term as a result thereof (“Environmental Claims”). A Landlord Indemnified Party shall meet the provisions of Section 15.C. with regard to Environmental Claims. As part of its indemnification obligation, Tenant shall be responsible to conduct and pay for any investigation of the site or any cleanup, removal, testing, or restoration mandated or conducted by or on behalf of any federal, state, or local agency or political subdivision. Without limitation of the foregoing, to the extent Tenant causes or permits the presence of any Hazardous Substance in the Premises, the Building, or the Building Complex that results in any contamination, Tenant shall promptly, at its sole expense, take any and all necessary or appropriate actions to return the Premises, the Building, and the Building Complex to the condition existing prior to the presence of any such Hazardous Substance. Tenant shall first obtain Landlord’s written approval for any such remedial action. The indemnification obligations in this Section shall survive any termination of this Lease.

D. “Hazardous Substance” means any substance that is regulated by any local government, the State of Colorado, the United States government, or any agency, authority and/or instrumentality thereof and includes any and all materials or substances that are defined as

“hazardous waste,” “extremely hazardous waste,” or a “hazardous substance” pursuant to any Environmental Law. “Hazardous Substance” includes but is not restricted to petroleum and petroleum byproducts, asbestos, explosives, polychlorinated biphenyls (“PCBs”) and infectious waste.

E. “Environmental Laws” means all federal, state and local laws, including statutes, regulations, and requirements, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances, including, but not limited to, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency, as amended or supplemented from time to time, now or at any time hereafter in effect.

F. To the extent any Hazardous Substances are present in, at, on or about the Premises, the Building or the Building Complex, as of the Effective Date, or which are introduced to the Premises, the Building or the Building Complex during the term of this Lease through no fault of Tenant or any Tenant Parties, Landlord shall be responsible for removing or otherwise remediating such Hazardous Substances as required by, and in full compliance with, all Applicable Laws at no cost to Tenant. Landlord hereby indemnifies and holds Tenant and its officers, directors, employees and agents (a “Tenant Indemnified Party”) harmless from and against all Environmental Claims (including reasonable attorneys’ fees) incurred by Tenant or a Tenant Indemnified Party as a result of any adverse effect which results from the manufacturing, generating, processing, distributing, using, producing, treating, storing (above or below ground level), disposing of, transportation, emission, discharge, release, threatened release or allowing to be present of any Hazardous Substance from, in, or about the Premises, the Building or the Building Complex by Landlord or its employees, agents or contractors. The indemnification obligations in this Section shall survive any termination of this Lease.

27. MISCELLANEOUS.

A. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the entity named on this Lease or any person or entity to which the Lease has been validly assigned with the assignee assuming all obligations and responsibilities of the Landlord under the Lease. In the event of any transfer or transfers of the title of the Building , Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be released, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed after the effective date of the assignment of the Lease, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

B. The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any and all such subleases or subtenancies.

C. Tenant agrees that, for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, the halls, passageways, and elevators of the Building, so long as Tenant’s access to the Building is not materially and adversely affected.

D. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building and/or Building Complex or any portion thereof or any ground lessor for the Building and/or Building Complex or any portion thereof as provided in Section 21 above.

E. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

F. The caption of each Section is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

G. Except are herein specifically set forth, all terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, and assigns. The terms, conditions, and covenants hereof shall also be considered to be covenants running with the land to the fullest extent permitted by law.

H. Landlord and Tenant represent that the party executing this Lease on behalf of such party is authorized to do so by requisite action of the board or directors or partners, members or managers of such party, as the case may be, and agree, upon request, to deliver to the other party a resolution or similar document to that effect.

I. Intentionally deleted.

J. No act or thing done by Landlord or Landlord’s agent during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding on Landlord, unless such act or thing shall be by a partner or officer of Landlord, as the case may be, or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord’s agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the

Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and all other amounts owing, as herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent or other amounts nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction that Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy available to Landlord.

K. Landlord shall have the right at any time to change the name of the Building and/or Building Complex (so long as it is not named after another tenant in the Building), to increase the size of the Building and/or Building Complex by adding additional real property thereto, to construct other buildings or improvements on any portion of the Building and/or Building Complex or to change the location and/or character of or to make alterations of or additions to the Building and/or Building Complex, so long as Tenant’s rights and obligations under this Lease (including the obligation to pay Rent) are not materially and adversely affected. In the event any such additional buildings are constructed or Landlord increases the size of the Building and/or Building Complex, Landlord shall minimize any interference with the operations of the Building (including the parking areas), and Landlord and Tenant shall execute an amendment to this Lease which incorporates such modifications, additions, and adjustments to Tenant’s Pro Rata Share, if necessary. Tenant shall not use the Building’s and/or Building Complex’s name for any purpose other than as a part of its business address. Landlord shall send Tenant a written cease and desist notice if Tenant uses such name improperly. If Tenant does not cease such improper use of such name in the designation of Tenant’s business within 30 days after receiving such cease and desist notice, such use shall constitute an Event of Default.

L. Tenant covenants and agrees that no diminution of light, air, or view of or from the Building, or any other building (whether or not constructed or owned by Landlord) shall entitle Tenant to any reduction of rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant’s obligations hereunder.

M. Each party acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by the other party, its agents or employees, except such as are expressed herein and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

N. Tenant agrees to make such modification and amendments of this Lease as may hereafter be required to conform to any lender’s requirements, so long as such modifications or amendment will not increase Tenant’s obligations hereunder or materially alter its rights as set forth herein.

O. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

P. This Lease shall be governed and interpreted in accordance with the laws of the State of Colorado.

Q. As part of the services Landlord provides hereunder, Landlord may elect to provide a concierge or security guard for more efficient operation of the Building, and the cost therefor shall be included as an Operating Expense. Landlord is not obligated to provide such services at any time or for any length of time. Tenant expressly acknowledges that Landlord has not represented to Tenant that the Building is a secure building. Landlord shall not be responsible for the quality of concierge or security service which may be provided hereunder or for damage or injury to Tenant, its agents, employees, invitees or others or its improvements contained in the Building and/or Building Complex or the Premises due to the failure, action or interaction of such persons, unless caused by the negligence or willful misconduct of Landlord.

R. Tenant shall not record this Lease or a memorandum hereof. It the event that Tenant violates this provision, this Lease shall be null and void and of no further force and effect, at Landlord’s option.

S. Except as permitted by Section 6.I herein, no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless such color, size and style and in such place upon or in the Building as shall be first designated by Landlord in writing, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. Notwithstanding the foregoing, Tenant shall be allowed one line on a Building directory in a conspicuous place to be provided by Landlord and one Building standard sign near the exterior door of the Premises with Tenant’s name.

T. Landlord has made available space in the Building for a dressing room and shower facility which, subject to the following, is available for the use by Tenant and its employees and independent contractors working in the Premises, other tenants of the Building and their employees. The facility is considered part of the Common Area of the Building and all costs associated therewith are Operating Expenses of the Building. Use of the facility shall be subject to availability and to the reasonable rules and regulations imposed by Landlord from time to time. Landlord reserves the right to discontinue the availability of the facilities temporarily or permanently. Landlord’s inability to make such facility available at any time during the Term of the Lease shall not be deemed a breach by Landlord of any of its obligations hereunder. Tenant and its employees understand that using the facilities are at their sole risk and any injuries resulting therefrom including injuries resulting from the negligence and carelessness of other users are at Tenant’s and its employees sole risk. The facilities will not be supervised and, absent Landlord or Landlord’s employees or agents’ negligence or willful misconduct, neither Landlord nor its agents or employees shall be liable for any injury, damage, fire, theft or loss to persons or property while using the facilities no matter what the cause. Tenant and its employees and independent contractors working in the Premises shall be prohibited from allowing any other person to enter or use the facility without the express consent of Landlord.

U. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties, (ii) both Landlord and Tenant have been represented by legal counsel of their own choosing (or have chosen not to be represented by legal counsel), and (iii) in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms and conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion hereof.

V. This Lease may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute collectively but one agreement.

28. AUTHORITIES FOR ACTION AND NOTICE.

A. Except as herein otherwise provided, Landlord may act in any manner provided for herein by and through Landlord’s building manager or any other person who shall from time to time be designated in writing.

B. All notices, demands, statements or communications required or permitted to be given to Landlord hereunder shall be in writing and shall be deemed duly served when delivered personally to any officer of Landlord (or a partner of Landlord if Landlord is a partnership or to Landlord individually if Landlord is a sole proprietor), or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord’s Notice Address or at the address below or most recent address of which Landlord has notified Tenant in writing. All notices, demands, statement or communications required to be given to Tenant hereunder shall be in writing and shall be deemed duly served when delivered personally to any officer of Tenant if such person’s office is in the Building, when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant’s “President” and “Corporate Counsel” at the Premises, or, prior to Tenant’s taking possession of the Premises, to the address below which is Tenant’s current principal office address. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be mailed. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure, as the same may be amended from time to time.

Landlord’s Notice Address: as specified in Section 1.F.

Landlord’s Mortgagee’s Notice Address:

State Farm Life Insurance Company

One State Farm Plaza A-3

Bloomington, IL 61710-0001

Corporate Law-Investments

Attn: Robert B. O’Dell

Tenant’s Notice Address:

8100 Southpark Way, Unit B

Littleton, CO 80120

29. RULES AND REGULATIONS.

It is further agreed that the rules and regulations set forth on Exhibit F attached hereto shall be and are hereby made a part of this Lease and Tenant agrees that Tenant, its employees, agents and any other permitted by Tenant to occupy or enter the Premises will at all times abide by said rules and regulations. A material breach of any of such rules or regulations that remains uncured for 30 days after notice of the breach shall be deemed an Event of Default under Section 20.A.(x) of this Lease.

30. BROKERAGE.

Tenant hereby represents and warrants that Tenant has not employed any broker in regard to this Lease and that Tenant has no knowledge of any broker being instrumental in bringing about this lease transaction, except CB Richard Ellis, who has acted as Landlord’s leasing agent, and Cresa-Partners-Denver, Inc., who has acted as Tenant’s leasing agent (collectively, Brokers”). Landlord and Tenant agree to indemnify the other against any expenses incurred by the indemnified party as a result of any claim for brokerage or other commissions made by any broker, finder, or agent (other than Brokers), whether or not meritorious, employed by the indemnifying party or claiming by, through or under the indemnifying party. Tenant acknowledges that Landlord shall not be liable for any representations by such brokers regarding the Premises, Building, Building Complex, or this Lease. Landlord shall pay a commission to Brokers pursuant to a separate written agreement.

31. SUBSTITUTE PREMISES.

Intentionally deleted.

32. TIME OF ESSENCE.

Intentionally deleted.

33. PARKING.

Tenant shall be allowed to park in the Building Complex without additional charge, in accordance with the Parking License attached hereto as Exhibit D.

34. EXHIBITS.

All exhibits attached hereto are made a part hereof and are incorporated herein by this reference.

35. LIMITED LIABILITY OF LANDLORD.

Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to Landlord’s interest in the Building Complex (including any proceeds from a sale of the Building Complex and/or Landlord’s insurance policies, if applicable), for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed or performed by Landlord and no assets of Landlord’s partners, agents, employees, officers, or the employees or officers of any of its partners shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim.

36. FINANCIAL INFORMATION.

Tenant shall, from time to time at reasonable intervals (but no more than once per calendar year) upon Landlord’s request, make available to Landlord a copy of (a) Tenant’s most recent annual financial statements, which financial statements shall be prepared by Tenant’s accountant each year during the term of this Lease in accordance with generally accepted accounting principals and shall be certified as true and correct by Tenant, and (b) any 10Q’s or 10K’s when issued, if any.

37. OFAC.

Pursuant to United States Presidential Executive Order 13224 (“Executive Order”) and related regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, U.S. persons and entities are prohibited from transacting business with persons or entities who, from time to time, are determined to have committed, or to pose a risk of committing or supporting terrorist acts, narcotics trafficking, money laundering and related crimes. Those persons and entities are identified on a list of Specially Designated Nationals and Blocked Persons (the “List”), published and regulated by OFAC. The names, including aliases, of those persons or entities on the List (“Blocked Persons”) are updated frequently. In addition, OFAC enforces other Executive Orders which, from time to time, impose restrictions on transactions with, or involving certain countries. Tenant represents and warrants that neither Tenant, nor to Tenant’s knowledge, any of Tenant’s respective officers, directors or shareholders, and no other direct or indirect holder of any equity interest in Tenant, is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, a Blocked Person, or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation. Landlord represents and warrants that neither Landlord, nor to Landlord’s knowledge, any of Landlord’s respective officers, directors, shareholders, partners, members or associates, and no other direct or indirect holder of any equity interest in Landlord, is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, a Blocked Person, or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.

38. ROOF EQUIPMENT.

During the Lease Term, Tenant shall have the non-exclusive right at its sole cost to install, maintain, and from time to time replace one or more satellite dishes and/or an antennae on the roof of the Building with necessary cabling and wiring connecting it to the Premises (such dish, antenna, cabling and wiring and other equipment being collectively referred to as the “Roof Equipment”) for purposes of facilitating wireless communications or expanding phone, computer or television services of Tenant to and from the Premises, provided that (a) Tenant shall obtain Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, of the proposed size, weight, location and aesthetic impact of the Roof Equipment and the method for fastening the Roof Equipment to the Building, (b) Tenant shall obtain approval from the ARC, (c) Tenant will at its sole cost comply with (i) all Applicable Laws, (ii) Landlord’s reasonable requirements from time to time, and (iii) the conditions of any bond or warranty maintained by Landlord on the roof, (d) the Roof Equipment shall not interfere, electronically or otherwise, with the equipment, facilities, use or operations of Landlord or of other preexisting (as of the date of installation of the Roof Equipment) licensees or tenants of Landlord in the Building Complex, and (e) Tenant shall use reasonable efforts to avoid interference by the Roof Equipment with any later-installed roof equipment and wireless communications of such other parties. Landlord may supervise any roof penetration. Landlord shall not charge any rental fee for the Roof Equipment. In no event shall Landlord’s approval of plans for the Roof Equipment or supervision of roof penetration be deemed a representation that the Roof Equipment will not cause, or be subject to, interference or that such plans will comply with Applicable Laws, future requirements of Landlord, or the condition of any bond or warranty maintained by Landlord on the roof. Tenant shall repair any damage to the Building caused by the installation, maintenance, replacement, use or removal of the Roof Equipment. The Roof Equipment shall remain the property of Tenant. Tenant may remove or modify the Roof Equipment at its sole cost during the term of this Lease, and Tenant shall remove the Roof Equipment at its sole cost upon expiration or earlier termination of the Lease. Landlord agrees, with respect to any equipment or other roof rights or licenses granted by Landlord to other tenants or occupants of the Building or to telecommunications service providers after installation of Tenant’s Roof Equipment, Landlord shall require such tenants, occupants or providers to agree that they will not interfere with any preexisting equipment of other tenants of the Building (including of Tenant) and Landlord shall use commercially reasonable efforts to enforce such provisions. Not more than once during the Primary Lease Term and only if such relocation is necessary in order for Landlord to perform repairs or replacement of the roof of the Building, Landlord shall have the right to require Tenant, at Landlord’s sole cost, to relocate all or any part of the Roof Equipment to another location on the roof of the Building mutually agreed upon by Landlord and Tenant, provided that such relocation does not diminish Tenant’s use of the Roof Equipment in any material manner. Subject to the provisions of Section 15 herein, Tenant shall protect, defend, indemnify and hold harmless Landlord from and against all claims, damages, liabilities, costs and expenses of every kind and nature, including reasonable attorneys’ fees, incurred by Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Roof Equipment.

39. BACK UP GENERATOR.

During the Lease Term, Tenant shall have the right, free of charge, to use designated areas adjacent to or near the Building in a location mutually acceptable to Landlord and Tenant (collectively, the “Generator Pad License Area”), for the installation and use by Tenant during the Lease Term of a back-up generator (the “Generator”); provided, however, that (i) Tenant shall obtain all required approvals from the ARC (if any) with respect to the Generator, (ii)

Tenant shall obtain Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, of the proposed size, location and aesthetic impact of the Generator, (iii) Tenant will at its sole cost comply with (1) all Applicable Laws, and (2) Landlord’s reasonable requirements from time to time, in any way relating to the Generator, and (iv) in the event the Generator Pad License Area is located in the Surface Lots (as defined in Exhibit D attached hereto) and any Parking Spaces are lost as a result of the installation of the Generator, such lost Parking Spaces shall be deducted from the number of Parking Spaces available to Tenant pursuant to Exhibit D. If, and only if, Landlord has notified Tenant, in writing, at the time Landlord initially approves the Generator that Landlord will require removal upon the expiration or earlier termination of this Lease, then Tenant shall, at Tenant’s sole cost and expense, remove the Generator upon the expiration or earlier termination of this Lease (which removal shall include restoration of the Generator Pad License Area to the condition it was in prior to the installation of the same); provided, however, even if Landlord does not require removal, Tenant shall have the right, at its sole cost and expense, to remove the Generator upon the expiration or earlier termination of this Lease (which removal shall include restoration of the Generator Pad License Area to the condition it was in prior to the installation of the same). In the event Landlord does require removal of the Generator and Tenant fails to remove the same upon expiration or earlier termination of this Lease, Landlord may remove and dispose of the same and all costs incurred by Landlord in connection with such removal shall be payable by Tenant to Landlord on demand as Additional Rent. In the event Landlord does not require removal of the Generator and Tenant fails to remove the same upon expiration or earlier termination of this Lease, the Generator shall become the sole property of Landlord and Tenant shall have no further claim thereto. Tenant shall be solely responsible for the costs of the design, installation, operation, repair, maintenance and removal of the Generator, shall install, operate, repair and maintain the Generator in accordance with all Applicable Laws and shall obtain any approvals or permits from governmental authorities and the ARC required in connection therewith. The Generator shall be installed by and remain the property of Tenant during the Lease Term. Subject to the provisions of Section 15 herein, Tenant shall protect, defend, indemnify and hold harmless Landlord from and against all claims, liabilities, losses, damages, costs, or expenses, including reasonable attorneys’ fees, fines, penalties, judgments, or obligations incurred by Landlord arising out of the design, or Tenant’s installation, operation, repair, maintenance or removal, of the Generator. Landlord shall reasonably cooperate with Tenant in connection with the design, installation, operation, repair, maintenance and/or removal of the Generator at no out-of-pocket cost to Landlord, including entering into any agreements with third party providers in forms reasonable acceptable to Landlord.

40. LANDLORD REPRESENTATIONS.

Landlord represents and warrants to Tenant that, as of the Effective Date, to Landlord’s actual knowledge, (a) all Building systems serving the Premises (including structural systems, the roof system, plumbing systems, window systems, elevator systems, base Building HVAC and electrical systems, and fire and life safety systems), window coverings in the Premises and the floors and ceilings of the Premises are in good working order and in compliance with Applicable Laws, (b) Landlord has not received any notice from any governmental authority of any violations of any Applicable Laws (including the ADA and any applicable state or local laws relating to access by disabled or handicapped persons) affecting the Building, and (c) there are no Hazardous Substances located in the Building.

41. EXPANSION OPTION.

From and after the Effective Date and continuing through the Primary Lease Term (the “Expansion Period”), and subject to any existing renewal, expansion, right of first refusal, right of first offer, or other rights of current tenants in the Building, Landlord hereby grants to Tenant an ongoing option to expand in the Building (the “Expansion Option”) for up to 10,000 rentable square feet of space in the Building Complex (the “Expansion Space”), to be exercised in accordance with this Section. This Expansion Option shall automatically terminate upon expiration of the Expansion Period.

A. If Tenant wishes to lease any Expansion Space during the Expansion Period, Tenant shall so notify Landlord in writing (“Tenant’s Expansion Notice”) identifying the square footage (and, to the extent identified, the location) of Expansion Space it wishes to lease (the “Subject Expansion Space”). Tenant’s Expansion Notice may be given to Landlord on any Subject Expansion Space at any time during the Expansion Period. Tenant shall continue to have the Expansion Right during the Expansion Period as to any Subject Expansion Space not identified in Tenant’s Expansion Notice. If Tenant does provide Tenant’s Expansion Notice to Landlord during the Expansion Period and such Subject Expansion Space has not been leased by Landlord to another tenant or is space for which Landlord is not then actively negotiating either a letter of intent or a lease with a prospective tenant, the Subject Expansion Space identified therein shall be added to the Premises for all purposes of this Lease on the following terms and conditions: (i) the term of any such lease of Subject Expansion Space shall be co-terminous with the Lease Term; (ii) the Base Rent shall be Market Rent (as defined in Section 44 below) based on a five year lease term as reasonably determined by Landlord; and (iii) Rent shall commence for the Subject Expansion Space on the date the Subject Expansion Space is delivered to Tenant. Any improvements or Alterations in the Subject Expansion Space constructed by Tenant shall be constructed in accordance with and subject to all of the terms and conditions of this Lease. Notwithstanding the foregoing, in the event Tenant leases any Subject Expansion Space during the last 24 months of the Primary Lease Term, Tenant shall be required to extend the lease of the Premises then being leased by Tenant in accordance with Section 44 below.

B. Tenant’s Expansion Option is subject to the conditions that: (i) on the date that Tenant delivers Tenant’s Expansion Notice, an uncured Event of Default does not then exist, and (ii) Tenant shall not have assigned this Lease, or sublet all or any portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant’s delivery of its notice and ending on the date the Subject Expansion Space is added to the Premises, to any person or entity other than in connection with a Permitted Transfer. If Tenant so exercises its Expansion Option, then within 30 days thereafter, Landlord and Tenant shall execute an amendment to this Lease to add the Subject Expansion Space to the Premises as of the date possession of the same is delivered to Tenant, and with an appropriate adjustment to Base Rent, Tenant’s Pro Rata Share and any other provisions that are affected by the rentable square footage of the Premises and, if applicable, such amendment shall include an extension of the Primary Lease Term for the Premises leased by Tenant prior to the addition of the Subject Expansion Space. All other terms and conditions of this Lease shall be applicable to the Subject Expansion Space and Tenant’s occupancy thereof from and after the time that Tenant takes occupancy thereof.

42. RIGHT OF FIRST REFUSAL.

A. From and after the Effective Date and continuing throughout the Primary Lease Term, and subject to the terms and conditions of this Section 41 and also subject to any renewal, expansion, right of first refusal, right of first offer or other rights of existing tenants in the Building, Landlord hereby grants to Tenant a continuing right of first refusal to lease Suite 100 in the Building consisting of approximately 3,643 rentable square feet, and/or Suite 120 in the Building consisting of approximately 2,722 rentable square feet and for which Landlord receives a third-party offer to lease, that Landlord desires to accept (the “Applicable ROFR Space”). In such event, Landlord shall notify Tenant of the terms of the third-party offer for the Applicable ROFR Space, including, without limitation, economic terms such as Base Rent, rent abatements, tenant improvement allowances and similar terms (“ROFR Space Terms”). Tenant will have the right, but not the obligation, to elect to lease the Applicable ROFR Space on the ROFR Space Terms by delivering to Landlord notice of its election to exercise this option within five days after the date Landlord’s notice of ROFR Space Terms is received by Tenant (“Right of First Refusal”). Time is of the essence under this provision. The Applicable ROFR Space shall be delivered by Landlord to Tenant free of any previously occupying tenant, in its then “as is” condition (subject to the ROFR Space Terms), as of the date for Tenant to take possession as set forth in Landlord’s notice of ROFR Space Terms; provided, however, in the event Tenant elects to lease the Applicable ROFR Space and such election is made during the last 24 months of the Primary Lease Term, Tenant shall be required to extend the lease of the Premises then being leased by Tenant so that such lease is co-terminous with the term of the lease of the Applicable ROFR Space as specified in the ROFR Space Terms, if such term extends beyond the Primary Lease Term. If Tenant fails to exercise the Right of First Refusal, Tenant’s Right of First Refusal on such Applicable ROFR Space shall automatically expire for that particular offer, and Landlord shall have the right to lease (including entering into a letter of intent) the Applicable ROFR Space to such third-party or to any other Person upon substantially the same terms contained in the ROFR Space Terms. In the event that Landlord does not execute a lease with that particular third-party, Tenant’s right of first refusal with respect to that Applicable ROFR Space shall be reinstated.

B. Tenant’s Right of First Refusal is subject to the conditions that: (i) on the date that Tenant delivers any notice exercising its Right of First Refusal, an uncured Event of Default does not then exist, and (ii) Tenant shall not have assigned this Lease, or sublet all or any portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant’s delivery of its notice and ending on the date the Applicable ROFR Space is added to the Premises, to any Person other than in connection with a Permitted Transfer. If Tenant so exercises the Right of First Refusal, then within 30 days thereafter, Landlord and Tenant shall execute an amendment to this Lease to add the Applicable ROFR Space to the Premises as of the date specified in the ROFR Space Terms, on the terms set forth in the ROFR Space Terms, and with an appropriate adjustment to Base Rent, Tenant’s Pro Rata Share and any other provisions that are affected by the rentable square footage of the Premises and, if applicable, such amendment shall include an extension of the Primary Lease Term for the Premises leased by Tenant prior to the addition of the Applicable ROFR Space. All other terms and conditions of this Lease not in conflict with the ROFR Space Terms shall be applicable to the Applicable ROFR Space and Tenant’s occupancy thereof from and after the time that Tenant takes occupancy thereof.

43. TENANT’S LIMITED OPTION TO CONTRACT.

A. From and after the Effective Date and continuing throughout the Primary Lease Term, subject to the terms and conditions of this Section 42, Landlord hereby grants Tenant a one-time right to cancel this Lease solely as to the Contraction Space, as hereinafter defined (the “Contraction Option”), by delivering written notice to Landlord of its election to cancel this Lease with respect to the Contraction Space (“Tenant’s Election Notice”) not less than six months prior to effective date of the cancellation specified in Tenant’s Election Notice (the “Contraction Space Cancellation Date”). For purposes of this Section, the term “Contraction Space” shall mean any portion of the Premises then leased by Tenant on a floor other than the second floor of the Building as designated by Tenant in Tenant’s Election Notice as space it no longer wishes to lease from Landlord, the location of which shall be subject to Landlord’s reasonable approval, and which shall, to the fullest extent practicable, consist of contiguous, marketable space in the Building. As a condition to Tenant’s election, Tenant shall, at least 30 days prior to the date it delivers Tenant’s Election Notice, deliver to Landlord a written notice requesting (a) Landlord’s approval of the location of the proposed Contraction Space, and (b) that Landlord provide to Tenant a notice containing the amount of the Cancellation Fee (as hereinafter defined) required to be paid by Tenant in connection with the exercise of its Contraction Option. So long as Landlord has provided Tenant with notice of the amount of the Cancellation Fee within 30 days after receipt of Tenant’s request therefor, then as a further condition to Tenant’s election, Tenant shall deliver to Landlord concurrently with Tenant’s Election Notice, a cancellation fee, in bank funds or by company check, in an amount equal to the sum of Landlord’s unamortized transaction costs, including, without limitation, leasing commissions, any tenant improvement allowance actually paid for by Landlord and free rent, all of which shall be at nine percent (9%) per annum over the Primary Lease Term or the then current Term for such Contraction Space, as applicable, and will be calculated as of the Contraction Space Cancellation Date (collectively, the “Cancellation Fee”). In the event Landlord fails to provide Tenant with notice of the amount of the Cancellation Fee within the required 30-day period, Tenant shall pay the Cancellation Fee to Landlord within 10 days after receipt of such notice.

B. Tenant’s Contraction Option is subject to the conditions that: (i) on the date that Tenant delivers Tenant’s Election Notice, an uncured Event of Default does not then exist, and (b) Tenant shall not have assigned this Lease, or sublet all or any portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant’s delivery of its notice and ending on the date the Contraction Space is added to the Premises, to any person or entity other than in connection with a Permitted Transfer. If Tenant so exercises the Contraction Option, then within 30 days thereafter, Landlord and Tenant shall execute an amendment to this Lease to remove the Contraction Space from the Premises as of the Contraction Space Cancellation Date, and with an appropriate adjustment to Base Rent, Tenant’s Pro Rata Share and any other provisions that are affected by the rentable square footage of the Premises.

44. EXTENSION OPTION.

Provided that an uncured Event of Default on the part of Tenant does not then exist, Tenant shall have the option to renew the Primary Lease Term for two additional five-year periods (each, a “Renewal Term”). There shall be no additional renewal term beyond the Renewal Terms set forth herein. Tenant must exercise its option to renew this Lease by giving Landlord written notice of such exercise (“Exercise Notice”) no later than 180 days, and no more than one year, prior to the Termination Date, or the expiration date of the first Renewal Term, as applicable. Any Exercise Notice not given in a timely manner shall be void, and Tenant shall be deemed to have waived its right to renew. Upon timely giving of such notice, the Lease Term shall be deemed renewed without the need for further action by either party.

A. Each Renewal Term shall be on all of the terms and conditions of this Lease, except for this Section 44 and Exhibit C to this Lease, and except that Landlord shall have no additional obligation for abatement of Rent, leasehold improvements or for any other tenant inducements for any Renewal Term, unless otherwise provided in the determination of Market Rent as specified in paragraph B. below, and Base Rent for the applicable Renewal Term shall be Market Rent (as defined below).

B. “Market Rent” shall be the then prevailing market rate for a comparable term commencing on the first day of the applicable Renewal Term for tenants of comparable size for comparable space in the Building Complex (including escalations, rental concessions and allowances, and brokerage commissions) based on lease agreements entered into by Landlord within six months prior to the date Tenant delivers its Exercise Notice. If there are no such comparable lease agreements, then Market Rent shall be based upon the then prevailing market rate for a comparable term commencing on the first day of the applicable Renewal Term for tenants of comparable size for comparable space in other first class office buildings in the vicinity of the Building Complex as reasonably determined by Landlord (including escalations, rental concessions and allowances and brokerage commissions).

C. Within 30 days after receiving Tenant’s timely Exercise Notice, Landlord shall notify Tenant of Landlord’s determination of Market Rent. If Tenant does not agree with such determination, Tenant shall give Landlord written notice of such disagreement within 14 days of receipt of Landlord’s determination and the parties shall commence negotiations to agree upon the Market Rent. If Tenant fails to timely reject Landlord’s determination of Market Rent it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement on Market Rent within 14 days after Landlord’s receipt of Tenant notice of disagreement, then Market Rent shall be determined in accordance with paragraph D. below.

D. Within seven days after the expiration of the 14-day period described in paragraph C. above, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope their good faith estimate of Market Rent. If the higher of such estimates is not more than 105% of the lower, then Market Rent shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration as follows: Within seven days after the exchange of estimates, the parties shall select as an arbitrator a commercial real estate broker with at least 10 years of experience in leasing office space in the metropolitan area in which the Building Complex is located (a “Qualified Broker”). If the parties cannot agree on a Qualified Broker, then within a second period of seven days, each shall select a Qualified Broker and within 10 days thereafter the two appointed Qualified Brokers shall select a third Qualified Broker and the third Qualified Broker shall be the sole arbitrator. If one party shall fail to select a Qualified Broker within the second 7-day period, then the Qualified Broker chosen by the other party shall be the sole arbitrator. Within 15 days after submission of the matter to the sole arbitrator, the arbitrator shall determine the Market Rent by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist in its determination, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, shall be split equally between the parties. Each party shall pay the fees of its respective counsel.

E. Tenant’s option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising an option to extend and again on the date any Renewal Term is to commence, an uncured Event of Default does not then exist, and (ii) Tenant shall not have assigned this Lease, or sublet all or any portion of the Premises under a sublease which is in effect at any time during the final 12 months of the Primary Lease Term or the first Renewal Term, as applicable, to any person or entity other than in connection with a Permitted Transfer. If Tenant so exercises the its option to extend, then within 30 days thereafter, Landlord and Tenant shall execute an amendment to this Lease to reflecting the extension of the Primary Lease Term or first Renewal Term, as applicable, and setting forth the Market Rent for the applicable Renewal Term.

F. Notwithstanding anything to the contrary contained in paragraph A. above, in no event shall the timely exercise of Tenant’s option for the first Renewal Term in any way extinguish, or prohibit Tenant from timely exercising, Tenant’s option for the second Renewal Term.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year first above written.

LANDLORD:

RIDGELINE TECHNOLOGY CENTER, LLC a Colorado limited liability company

By:	SHEA PROPERTIES MANAGEMENT COMPANY, INC., a Delaware corporation, its manager

	By:	/s/ Peter A. Culshaw
Name: Peter A. Culshaw
Title: Assistant Secretary

	By:	/s/ Gilbert L. Neilson
Name: Gilbert L. Neilson
Title: Assistant Secretary

TENANT:

ADA-ES, INC., a Colorado corporation

By:	/s/ Mark H. McKinnies
Name: Mark H. McKinnies
Title: SVP and CFO

EXHIBIT A

Premises Depiction

A-1

EXHIBIT B

Legal Description of Real Property

HIGHLANDS RANCH—FILING NO. 20, 16TH AMENDMENT, A PORTION OF PLANNING AREAS 78 AND 80, A VACATION AND REPLAT OF LOTS 2A-1 & 2A-2, HIGHLANDS RANCH—FILING NO. 20, 13TH AMENDMENT, RECORDED AT RECEPTION NO. 98102868, ALSO BEING A PORTION OF THE NE 1/4 OF SECTION 9 & THE NW 1/4 OF SECTION 10, TOWNSHIP 6 SOUTH, RANGE 68 WEST OF THE SIXTH PRINCIPAL MERIDIAN, AND A MINOR DEVELOPMENT OF A PORTION OF THE NE 1/4 OF SECTION 9, TOWNSHIP 6 SOUTH, RANGE 68 WEST OF THE SIXTH PRINCIPAL MERIDIAN, COUNTY OF DOUGLAS, STATE OF COLORADO, 10.978 ACRES, 3 NON-RESIDENTIAL LOTS SB 00-010.

B-1

EXHIBIT C

Work Letter

This Work Letter is a part of the Lease entered into by and between RIDGELINE TECHNOLOGY CENTER, LLC, a Colorado limited liability company, as Landlord, and ADA-ES, INC., a Colorado corporation, as Tenant, pertaining to the lease of space in Ridgeline Technology Center and located at 9135 South Ridgeline Boulevard, Highlands Ranch, Colorado 80129 (the “Lease”). Except as expressly provided to the contrary herein, all initially capitalized terms used in this Work Letter shall have the same meaning as set forth in the Lease to which this EXHIBIT C is attached.

1. Delivery of the Premises. Landlord shall deliver the Premises to Tenant on the Delivery Date in its then current, “AS-IS” condition in accordance with Section 4(B) of the Lease.

2. Space Plans. Landlord has contracted with, or shall contract with, and pay to, Tenant’s architect, David Wince Architecture (“Tenant’s Architect”), a fee not to exceed $0.15 per rentable square foot of space contained in the Premises (which amount shall not be deducted from the Tenant Improvement Allowance defined below), for preparation of the necessary test fit in order to analyze Tenant’s space needs and prepare a space plan and pricing plan mutually acceptable to the parties (the “Space Plan”) which will depict the leasehold improvements and all other items to be completed in the Premises which are necessary or desirable in connection with Tenant’s occupancy and use of the Premises (“Tenant’s Work”). The parties shall endeavor to agree upon the final Space Plan within 15 days after the Effective Date.

3. General Contractor; Tenant’s CM. Tenant or Tenant’s CM (as hereinafter defined) shall select a general contractor to perform the construction of the Tenant’s Work in the Premises, which contractor shall be approved by Landlord in its reasonable discretion to act as Tenant’s general contractor for the purpose of construction of Tenant’s Work (“Tenant’s Contractor”). In addition, Tenant agrees to include Landlord’s base building mechanical and electrical contractors in the bid process. Tenant shall supervise the Tenant’s Work and, in connection therewith, shall select and use its own construction manager. Landlord hereby approves CresaPartners to act as Tenant’s construction manager (“Tenant’s CM”), which Tenant’s CM shall act on Tenant’s behalf with respect to: (a) working with Landlord in connection with overseeing Tenant’s Contractor’s construction of the Tenant’s Work pursuant to the construction contract entered into by and between Tenant and Tenant’s Contractor (the “TI Construction Contract”), and (b) the construction of the Tenant’s Work in the Premises. In such capacity, Tenant’s CM will oversee preparation of the Space Plan, the Construction Drawings (as defined below) and change orders, and ensure conformity of the construction to the Space Plan and Construction Drawings, and manage Tenant’s subcontractors and specialty contractors. The cost of Tenant’s CM shall be an Improvement Allowance Item. Tenant’s CM shall have the obligation to review, monitor, and approve all plans and materials involved in the Tenant’s Work throughout the entire construction process, and shall at all times comply with the rules and regulations set forth on Exhibit F to the Lease.

4. Construction of Tenant’s Work. Tenant or Tenant’s CM shall cause Tenant’s Architect and engineer(s) designated by Tenant or Tenant’s CM and approved by Landlord, with such approval not to be unreasonably withheld, conditioned or delayed, to prepare construction drawings and specifications (the “Construction Drawings”) for Tenant’s Work, based strictly on the Space Plans, and shall cause Tenant’s Work to be constructed in the Premises by Tenant’s Contractor in accordance with the Construction Drawings. Prior to the commencement of any construction, Landlord shall be given an opportunity to review the Construction Drawings to confirm that they conform to the Space Plans, and to approve the same. Landlord may withhold approval of the Construction Drawings if the proposed Tenant’s Work as reflected in the Construction Drawings (a) does not conform to the Space Plans, (b) would adversely affect the Building structure and/or systems (including, without limitation, HVAC, mechanical, electrical and plumbing), (c) does not comply with Applicable Laws, (d) would affect the exterior appearance of the Building (other than the Backup Generator permitted under the Lease), or (e) would unreasonably interfere with the normal and customary business operations of other tenants in the Building or Building Complex (each, a “Design Problem”). In the event of any Design Problem reflected by the Construction Drawings, Landlord shall provide written notice of the same to Tenant within five business days after receipt. Tenant shall then have seven business days to provide Landlord with revised Construction Drawings reflecting a cure of the Design Problem. This process shall be repeated until such Construction Drawings are approved by Landlord. If Landlord fails to timely object to the Construction Drawings (or any subsequent revisions), Tenant may give Landlord notice of such failure (“Failure to Respond Notice”), and if Landlord still fails to respond within three business days after such Failure to Respond Notice, Landlord will be deemed to have approved the same. Any Failure to Respond Notice sent pursuant to this EXHIBIT C must be entitled “LANDLORD FAILURE TO RESPOND NOTICE” in all capital letters and in 18-point bold type, and must specifically state the fact that if Landlord fails to respond within the additional 3-business-day period, Landlord shall be deemed to have approved the referenced item.

If after commencement of the construction of Tenant’s Work, Tenant wants to change the Construction Drawings or scope of Tenant’s Work in any material respect, Tenant shall notify Landlord and provide information about the proposed change. Within five business days after receipt of that notification, Landlord shall provide any comments it may have on the proposed change to Tenant. If any element of the proposed change reflects a Design Problem, Landlord shall inform Tenant of the same and thereafter Landlord and Tenant shall work together diligently and in good faith to agree upon modifications to the Construction Drawings that will cure such Design Problem. All work performed in the Premises (including, without limitation, Tenant’s Work) by or at the request of Tenant shall be constructed in accordance with all Applicable Laws.

5. Cost of Tenant’s Work and Tenant Improvement Allowance.

(a) Landlord shall provide to Tenant a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in an amount up to $478,256.00 (based upon $16.00 per rentable square foot of space in the Premises) to be applied toward the Improvement Allowance Items (as defined in paragraph (b) below). Any cost of the Tenant’s Work (including, without limitation, the cost of Space Plans, the Construction Drawings, construction costs, contractor fees and construction management fees) over and above the Tenant Improvement Allowance, and the cost of any additional work required by Tenant, if any, shall be paid by Tenant.

(b) Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Improvement Allowance Items”):

i Payment of the fees of Tenant’s Architect and the engineers, including, without limitation, the cost of preparation of the Space Plan and Construction Drawings and all other space planning fees and costs for the Premises actually paid by Tenant (as documented by invoices), but not including the amount required to be paid by Landlord pursuant to Section 2 above, which shall not be deducted from the Tenant Improvement Allowance;

ii The payment of plan check, permit and license fees relating to the performance of the Tenant’s Work;

iii The cost of performing the Tenant’s Work, including all costs payable under the construction contract between Tenant and Tenant’s Contractor;

iv The cost of any changes to the base shell or core of the Premises or the Building required by the approved Construction Drawings, including all direct architectural and/or engineering fees and expenses incurred in connection therewith;

v The cost of any changes to the approved Construction Drawings or the Tenant’s Work required by all Applicable Laws, including, without limitation, building codes;

vi The payment of sales and use taxes;

vii The costs of any consultants and advisors retained by Tenant, including, without limitation, Tenant’s CM;

viii The costs incurred in connection with Tenant’s telecommunications, voice and data equipment, wiring, and installation; and/or

ix The costs incurred in connection with installation of Tenant’s furniture, fixtures and security system, if any.

(c) Landlord shall disburse the Tenant Improvement Allowance according to the Escrow Agreement attached to the Lease as Exhibit H (“Escrow Agreement”) and the Tenant Improvement Allowance will be disbursed from the escrow account in accordance with Section 5(f) below and the following procedure: Landlord shall make payments with respect to the Tenant Improvement Allowance, not more frequently than once per month, to the extent of the amounts properly billed by Tenant’s Contractor for construction/installation of Tenant’s Work and/or for amounts paid by Tenant for other Improvement Allowance Items, up to the maximum amount of the Tenant Improvement Allowance. Each month, Tenant shall submit to Landlord an application for payment (“Application”) for Tenant’s Work completed and/or costs incurred in connection with the Improvement Allowance Items, as of the end of the prior month, reflecting, as applicable, the amounts properly billed by Tenant’s Contractor for that purpose, and/or billed in connection with other Improvement Allowance Items. With each Application, Tenant shall present to Landlord: (i) evidence reasonably satisfactory to Landlord that the work for which payment has been requested has been completed in a satisfactory manner, (ii) statutory conditional lien waivers (in form acceptable to Landlord in its reasonable discretion), and (iii) copies of all applicable invoices, purchase agreements, work agreements or related documents evidencing the services rendered or products purchased. Within 30 days following receipt of each Application, at Tenant’s direction, Landlord shall either pay directly to Tenant’s Contractor the entire amount of the payment requested by Tenant’s Contractor and approved pursuant to the process described above, or shall pay to Tenant the amount requested in the Application, or both, until the Tenant Improvement Allowance has been paid in full. After Landlord has disbursed the entire Tenant Improvement Allowance in that manner and all amounts remaining to be paid to complete Tenant’s Work are the responsibility of Tenant, Tenant shall pay all of those costs in a timely manner and shall obtain appropriate statutory conditional and final lien waivers, in form reasonably acceptable to Landlord in its reasonable discretion, concurrent with and/or as a condition to making such payments.

(d) Any portion of the Tenant Improvement Allowance that has not been incurred by Tenant and paid by Landlord to Tenant within one year from the Commencement Date, and such nonpayment was not due to Landlord’s default in its obligation to advance the Tenant Improvement Allowance or applicable portion thereof to Tenant within such one-year period pursuant to the terms of this Work Letter, shall be deemed to have been forfeited by the Tenant and shall become the sole property of Landlord. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to pay any Tenant Improvement Allowance to Tenant in the event all or part of the Premises are damaged or destroyed by fire or other casualty and not covered by Landlord’s insurance policy, which must be in effect in compliance with the requirements set forth in the Lease.

(e) Upon the installation and/or completion thereof, all Tenant’s Work (other than Tenant’s trade fixtures, furniture, moveable equipment and other personal property) shall become the property of Landlord and shall remain in the Premises at all times during the Lease Term.

(f) Notwithstanding any provision to the contrary contained herein, Landlord agrees that it shall deposit the Tenant Improvement Allowance into an escrow account, from which the Tenant Improvement Allowance shall be disbursed, pursuant to the terms and conditions contained in Section 5(c) above and the Escrow Agreement, which Escrow Agreement shall be executed by Landlord and Tenant concurrently with the Lease.

6. Governmental Approvals. Tenant shall be responsible for obtaining, from all governmental agencies having jurisdiction, (a) all approvals required for the Construction Drawings, (b) all building permits necessary to construct the Tenant’s Work, (c) all inspections of the Tenant’s Work during and after completion of the construction process, and (d) the Certificate of Occupancy for the Premises that will be available after construction of all of the Tenant’s Work is completed in accordance with all applicable governmental requirements. Landlord shall cooperate with Tenant in obtaining all such approvals, permits and inspections and the Certificate of Occupancy.

7. General. Any approval by Landlord or Landlord’s architects or engineers of any of Tenant’s drawings, plans or specifications prepared in connection with construction of improvements in the Premises shall not in any way constitute a representation or warranty of Landlord as to the adequacy or sufficiency of the drawings, plans or specifications, or the improvements to which they relate, for any use, purpose or condition, but this approval shall merely be the consent of Landlord to Tenant’s construction of improvements in the Premises in accordance with those drawings, plans or specifications.

8. No Fees. No construction management fee, coordination or oversight fee, or other “mark ups” shall be charged by Landlord in connection with the Tenant’s Work.

LANDLORD:

RIDGELINE TECHNOLOGY CENTER, LLC a Colorado limited liability company

By:	SHEA PROPERTIES MANAGEMENT COMPANY, INC., a Delaware corporation, its manager

	By:	/s/ Peter A. Culshaw
	Name:	Peter A. Culshaw
	Title:	Assistant Secretary

	By:	/s/ Gilbert L. Neilson
	Name:	Gilbert L. Neilson
	Title:	Assistant Secretary

TENANT:

ADA-ES, INC., a Colorado corporation

By:	/s/ Christine B. Amrhein
Name:	Christine B. Amrhein
Title:	Corporate Counsel and VP

EXHIBIT D

Parking License

1. Provided an uncured Event of Default is not existing, Landlord shall provide and Tenant, its employees, agents, invitees, and contractors (“Licensees”) may use up to 150 in and out non-assigned standard sized passenger vehicle surface parking spaces (“Parking Spaces”) in surface parking lots adjacent to the Building Complex designated by Landlord as parking for the Building Complex (“Surface Lots”) at no charge during the Primary Lease Term. The number of Parking Spaces shall be increased at a rate of 5 Parking Spaces per 1,000 square feet of the Premises upon the addition of any Expansion Space and/or Applicable ROFR Space. Tenant acknowledges and agrees that (a) the right to use the Parking Spaces and the Surface Lots is on a non-exclusive basis, (b) the Parking Spaces will not be individually designated or reserved for use by Licensees, (c) Licensees will use the Parking Spaces and the Surface Lots in common with all persons to whom or which Landlord grants the right to use the Parking Spaces or Surface Lots on a first-come, first-served basis, and (d) Landlord shall be entitled to assign designated areas of the Surface Lots for use by particular persons or groups of persons and Licensees shall refrain from parking in such areas, so long as it does not decrease the number of Parking Spaces to which Licensees are entitled to use.

2. The right granted to Licensees herein to use the Parking Spaces shall be deemed a license only and Landlord’s failure to make such spaces available at any time during the term of the Lease shall not be deemed a material breach by Landlord of any of its obligations under the Lease unless such Parking Spaces are not available for more than three business days and suitable alternative spaces are not provided. Licensee’s license to use the Parking Spaces shall automatically terminate on the expiration of the Primary Lease Term (or any extension thereof), the earlier termination of the Lease, or Tenant’s vacating or abandoning the Premises.

3. No Licensee shall be permitted to assign or sublicense the Parking Spaces or any interest herein or permit any Parking Spaces or any part thereof to be used by persons other than by Licensees without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion; provided, however, this restriction shall not apply to any assignment or sublease approved by Landlord, or otherwise permitted, in accordance with Section 13 of the Lease. Licensees shall remain primarily liable for the performance of the obligations of Licensees hereunder notwithstanding any assignment, sublicense or occupancy arrangement permitted or consented to by Landlord.

4. If any portion of the Surface Lots shall be damaged by fire or other casualty or shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, the license granted herein shall automatically cease and terminate as to the portion so damaged, taken or conveyed. Licensees thereupon shall surrender to Landlord the Parking Spaces and all interest therein, and Landlord may re-enter and take possession of the Parking Spaces. Notwithstanding the foregoing, in the event Licensees are permanently prohibited from using more than 20% of the Parking Spaces to which they are entitled to use hereunder, Tenant shall have the right to claim damages as the result of Landlord’s material breach of the Lease, or terminate this Lease by providing written notice of such termination to Landlord, in which event Tenant shall promptly vacate and surrender possession of the Premises to Landlord in accordance with the provisions of the Lease, and the parties shall be released from all further obligations and liabilities thereunder, except those which expressly survive such termination.

D-1

5. Absent negligence or willful misconduct, neither Landlord or its agents or employees shall be liable for any damage, fire, theft or loss to vehicles or other properties or persons while in the Surface Lots or otherwise located on or within the Building Complex, whether caused by theft, collision, moving vehicles, explosion, fire, or any other activity or occurrence.

6. Landlord shall have the right at any time upon providing 30 days prior written notice to Tenant, to change the arrangement or location of or to regulate the use of Parking Spaces (including, without limitation, requiring stickers or other identification materials to be placed on or in the vehicles parking on the Surface Lots) without incurring any liability to Licensees.

D-2

EXHIBIT E

Commencement Date Certificate

LANDLORD:	RIDGELINE TECHNOLOGY CENTER, LLC,

        a Colorado limited liability company

TENANT:	ADA-ES, INC., a Colorado corporation

This Commencement Date Certificate is made by Landlord and Tenant pursuant to that certain Office Building Lease (the “Lease”) entered into as of             , 2011, for the premises known as Suite 200, in the Building known as “Ridgeline Technology Center” and located at 9135 Ridgeline Boulevard, Highlands Ranch, Colorado 80129 (the “Premises”). This constitutes a Commencement Date Certificate as contemplated by Section 4.D. of Lease.

1. Commencement Date. Landlord and Tenant acknowledge and agree that the Commencement Date is             , 201__, and the Expiration Date is             , 20            . Tenant’s obligation to pay Rent under the Lease began on             , 201__, subject to the abatement described in the Lease. All covenants in the Lease contemplated to begin on the Commencement Date commenced as of the Commencement Date.

2. Acceptance of Premises. Tenant has inspected and examined the Premises, and Tenant finds the Premises acceptable and satisfactory in all respects in their current condition, and accepts them in their “as is” condition.

3. Incorporation in Lease. This Certificate is incorporated into the Lease, and forms a supplementary and integral part of it. This Certificate shall be construed and interpreted in accordance with all other terms and provisions of the Lease for all purposes; provided, however, in the event of any conflict between the terms of this Certificate and the terms of the Lease, the terms of this Certificate shall control.

E-1

4. Definitions. All capitalized terms not defined herein shall have the meanings given to such terms in the Lease.

LANDLORD:

RIDGELINE TECHNOLOGY CENTER, LLC
a Colorado limited liability company

By:	SHEA PROPERTIES MANAGEMENT COMPANY, INC.,
a Delaware corporation, its manager

By:
Name:
Title:

By:
Name:
Title:

TENANT:

ADA-ES, INC.,
a Colorado corporation

By:
Name:
Title:

E-2

EXHIBIT F

Rules and Regulations

The following rules and regulations shall be and are hereby made a part of the Lease and Tenant agrees that Tenant’s employees and agents or any others permitted by Tenant to occupy or enter the Premises will at all times abide by said rules and regulations.

1. Tenant shall not obstruct the sidewalks, entries, passages, corridors, stairways, and elevators of the Building Complex or interfere with the rights of other tenants of the Building Complex, or of persons having business in the Building Complex or in any way injure or annoy such tenants or persons. Tenant shall not disturb the other occupants of the Building Complex or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.

2. Tenant shall not commit any act or permit anything in or about the Building Complex which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on in or about the Building Complex or for any other reason.

3. Tenant shall not use the Building for lodging, sleeping, or for any illegal purposes or for any purpose that will damage the Building Complex, or the reputation thereof, or for any purposes other than those specified in the Lease.

4. Canvassing, soliciting, and peddling in the Building Complex are prohibited, and Tenant shall cooperate to prevent such activities. Tenant shall not grant any concessions, licenses or permission for the sale or taking orders for food or services or merchandise on the Premises, nor install or permit the installation or use of any machinery or equipment for dispensing goods or foods or beverages in the Building Complex, except vending machines intended for the use only by Tenant’s employees, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises, except for the warming of pre-prepared food by Tenant’s employees in microwave ovens, without the approval of Landlord not to be unreasonably withheld, conditioned or delayed and in compliance with the Lease and arrangements prescribed by Landlord. Only persons approved by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building Complex, or to use the elevators or public areas of the Building Complex for that purpose.

5. Tenant shall not bring or keep within the Building or in any Common Area (as hereinafter defined) any motorcycle or animal except helping animals allowed by law.

6. Tenant shall not conduct mechanical or manufacturing operations, or place or use any flammable, combustible, explosive or hazardous fluid, chemical, device, substance or material in or about the Building Complex without the prior written consent of Landlord, except as associated with Tenant’s Permitted Use. Tenant shall comply with the statutes, ordinances, rules, orders, regulations or requirements imposed by governmental or quasi-governmental authorities in connection with fire and panic safety and fire prevention, and shall not commit any act or permit any object to be brought or kept in the Building Complex which shall result in a change of the rating of the Building Complex by the insurance underwriters. Tenant shall not commit any act or permit any object to be brought or kept in the Building Complex which shall increase the rate of fire insurance on the Building Complex or on property located herein, constitute a nuisance or waste, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

7. Tenant shall move all freight, supplies, furniture, fixtures, and other personal property into, within and out of the Building Complex only at such times and through such entrances as may be designated by Landlord, and such movements of such items shall be under the supervision of Landlord. Landlord reserves the right to approve or disapprove the movers or moving company employed by Tenant, to inspect all such freight, supplies, furniture, fixtures and other personal property, to be brought into the Building and to exclude from the Building all such objects which violate any of these rules and regulations or the provisions of the Lease. Tenant shall not move or install such objects in or about the Building Complex in such a fashion as to unreasonably obstruct the activities of the other tenants, and all such moving shall be at the sole expense, risk and responsibility of Tenant. Tenant shall not use in the delivery, receipt or other movement of freight, supplies, furniture, fixtures, and other personal property to, from, or within the Building Complex, any hand trucks other than those equipped with rubber tires and side guards. In the event Tenant or Tenant’s movers damage the elevator or any part of the Building Complex, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

8. Tenant shall not place within the Building any safes, copying machines, computer equipment or other objects of unusual size or weight, nor shall Tenant place within the Building Complex any objects which exceed the floor weight specifications of the Building without the express prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Tenant agrees that it is fully liable for any damages to the Building Complex or losses sustained by Landlord by reason of the placing within the Premises or equipment or property in excess of the floor weight specifications of the Building Complex either with or without the consent of Landlord. The placement and positioning of all such objects within the Building Complex shall be prescribed by Landlord and such objects shall, in all cases, be placed upon plates or footings of such size as shall be prescribed by Landlord.

9. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building Complex except in refuse containers. Tenant shall exercise its reasonable efforts to keep the sidewalks, entrances, passages, courts, lobby areas, parking areas, vestibules, public corridors and halls in and about the Building Complex (hereinafter “Common Areas”) clean and free from rubbish. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors or down the corridors, elevator shafts or ventilation ducts or shafts of the Building.

10. Tenant shall use the Common Areas only as a means of ingress and egress and other designed purposes, and Tenant shall permit no loitering by any of Tenant’s employees upon Common Areas or elsewhere within the Building Complex. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall in all cases, retain the right to control or prevent access thereto by all persons whose presence in the reasonable judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building Complex and its Tenants. Tenant shall not go upon the roof of the Building without the prior written consent of Landlord.

11. Landlord reserves the right to exclude or expel from the Building Complex any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building Complex.

12. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purposes than the purposes for which they were construed, and Tenant shall not deposit any sweepings, rubbish, rags or improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant’s servants, employees, contractors, jobbers, agents, licensees, invitees, guests or visitors, cause any damage to such washrooms, restrooms, plumbing fixture or appurtenances, such damage shall be repaired at Tenant’s expense, and Landlord shall not be responsible therefor.

13. Tenant shall not mark, paint, drill into, cut, string wire within, or in any way deface any part of the Building Complex without the express prior written consent of Landlord, and any defacement, damage or injury caused by Tenant or Tenant’s agents or employees shall be paid for by Tenant. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense.

14. No blinds, drapes or other window coverings shall be detached from or installed in the Building without the express prior written consent of Landlord, In the event of the violation of any of the foregoing by Tenant, Landlord may remove the articles constituting the violation without any liability and Tenant shall reimburse Landlord for the expense incurred in such removal upon demand as additional rent under the Lease.

15. Tenant shall not use the name of the Building or the name of Landlord in its business name, trademarks, signs, advertisements, descriptive material, letterhead, insignia or any other similar item without Landlord’s express prior written consent.

16. Subject to applicable fire or other safely regulations, all doors opening into Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or non-business days, Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

17. All keys and access cards to the exterior doors of the Premises and interior suite doors shall be obtained by Tenant from Landlord at no charge at the beginning of the Lease Term, subject to the provisions below relating to lost keys/access cards, but Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys/access cards. Tenant shall not make duplicate copies of such keys or access cards. Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of, or within the Building, nor shall Tenant make any changes in existing locks or the mechanisms thereof.

Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets, and vaults and deliver interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key or access card initially furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. Landlord and/or Landlord’s agent shall at all times keep a passkey to the Premises.

18. Access may be had by Tenant to the Premises during hours of operation agreed upon by Landlord and Tenant. At other times access to the Building may be refused unless the person seeking admission has an access card or a pass if a watchman is present. Tenant shall be responsible for all persons for whom Tenant requests passes, and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for the admission or exclusion of any person from the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building Complex for the safety of tenants and protection of property in the Building Complex.

19. Except as otherwise provided in the Lease, Landlord shall not be responsible for, any liability in connection with the loss, theft, misappropriation or other disappearance of furniture, furnishings, fixtures, machinery, equipment, money, jewelry or other items or personal property from the Premises or other parts of the Building regardless of whether the Premises or Building are locked at the time of such loss.

20. Purposefully omitted.

21. Absent the negligence or willful misconduct of Landlord, Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant’s furniture or equipment by the janitor or any of the janitor’s staff or by any other person or persons whomsoever.

22. Tenant, by execution of this Lease and occupancy of the Premises, agrees to comply with any encumbrances, covenants, restrictions and conditions in effect (“Covenants”), as heretofore and hereafter amended, as applicable to Tenant’s use and enjoyment of the Premises and Building Complex. In addition to all rights available to Landlord hereunder, in the event Landlord is required to pay to any association any fines, assessments, charges or other amounts on account of any act or omission of Tenant, its agents, employees or invitees, Tenant shall, upon demand, reimburse Landlord for such amounts, together with interest thereon at the rate of eight percent (8%) per annum.

23. No signs, awnings, showcases, advertising devices or other projections or obstructions shall be attached to the outside walls of the Building Complex or attached or placed upon any Common Areas without the express prior written consent of Landlord. No blinds, drapes or other window coverings shall be installed in the Building without the express prior written consent of Landlord. No sign, picture, advertisement, window display or other public display or notice shall be inscribed, exhibited, painted or affixed by Tenant upon or within any part of the Premises in such a fashion as to be seen from the outside of the Premises or the Building without the express prior written consent of Landlord. In the event of the violation of any of the foregoing by Tenant, Landlord may within 15 business days of written notice to Tenant during which period Tenant may repair same, remove the articles constituting the violation without any liability unless a loss, other then said removal, arises from Landlord’s willful or negligent acts or omissions, and Tenant shall reimburse Landlord for the reasonable expenses incurred in such removal upon demand and upon submission of applicable bills as additional rent under the Lease. Interior signs on doors and upon the Building directory shall be subject to the express prior written approval of Landlord and shall be inscribed, painted, or affixed by Landlord at the reasonable expense of Tenant upon submission of applicable bills to Tenant.

24. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun’s rays fall upon windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire, safety, or lighting systems.

25. Except for areas specifically designated by Landlord in its sole discretion, no smoking is permitted by any person, including employees of Tenant, in on or about the Building Complex, including the lobby, the stairwells, parking areas, landscaped areas and Building entrances.

26. Tenant shall, at its sole cost and expense, comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions, and boards and regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash. In addition, Tenant shall, at its sole cost and expense, comply with all reasonable recycling programs for the Building established by Landlord.

27. For purposes hereof, the terms “Landlord”, “Tenant”, “Building”, and “Premises” are defined as those terms are defined in the Lease to which these Rules and Regulations area attached. Wherever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or thing, such obligation shall include the exercise by Tenant of its reasonable efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests and visitors of Tenant. The term “Building” and the Building Complex shall include the Premises, and any obligations of tenant hereunder with regard to the Building and the Building Complex shall apply with equal force to the Premises and to other part of the Building Complex.

28. Tenant agrees that Landlord may amend, modify, delete or add new and additional reasonable rules and regulations of the use and care of the Premises and the Building Complex so long as Tenant’s obligations under this Lease are not materially altered. Tenant agrees to comply with all such modified rules and regulations within 30 days after notice to Tenant from Landlord thereof. In the event of any breach of any of the rules and regulations herein set forth or any amendments, modifications, or additions thereto, Landlord shall have all remedies in the Lease provided for uncured Event of Default by Tenant.

In the event of any conflict of these Rules and Regulations with the Terms of the Lease, the Lease shall control.

EXHIBIT G

Form of Estoppel Certificate

State Farm

One State Farm Plaza

Bloomington, Illinois 61710-0001

Corporate Law — Investments

Attn: (Name of Attorney)

Re:

Name of Landlord (as of the date hereof):

Name of Tenant:

Name of Lease Guarantor (if any):

Date of Office Building Lease:

Title and Date(s) of Amendments and Modifications to Lease (if any):

Address of Premises (including suite number, if any) (the “Premises”):

Square Footage of Premises:

Collectively, the foregoing instrument is hereinafter referred to as the “Lease”.

Dear Sir or Madam:

Tenant is the tenant under that certain Lease described above and provides this Tenant Estoppel Certificate to State Farm                      (“State Farm”) as conclusive evidence of the matters set forth herein concerning the Lease and the Premises.

As of the date hereof, the undersigned hereby certifies the following:

1.	The Lease supersedes, in all respects, all prior written or oral agreements between Landlord and Tenant with respect to the Premises and there are no agreements, understandings, warranties or representations between Landlord and Tenant with respect to the Lease or the Premises, except as expressly set forth in the Lease.

2.	As of the date hereof, the Lease has not been amended, modified, supplemented or superseded, except pursuant to the amendments or modifications referenced above.

3.	The Lease remains in full force and effect and there are no known existing defaults by Tenant under the Lease, except as follows (if blank, none):

4.	The improvements and space required by the Lease to be delivered to Tenant have been satisfactorily completed and delivered by Landlord and have been accepted by the Tenant except as follows (if blank, none):

5.	The Premises are currently occupied and open for the use by Tenant and its customers, employees and invitees.

6.	Tenant’s interest in the Lease and the Premises demised therein, or any part thereof, has not been sublet, transferred or assigned except as follows (if blank, none):

7.	All duties of an inducement nature required of the Landlord under the Lease have been fulfilled by Landlord and Tenant is fully obligated to pay rent and all other charges coming due under the Lease except as follows (if blank, none):

8.	The Commencement Date of the Lease was , and the Expiration Date of the Lease is , 20 .

9.	The last monthly payment of rent in the amount of $ was made by Tenant on , 20 . No monthly rental has been prepaid nor has Tenant been given any free rent, partial rent, rebates, rent rebates or concessions. Tenant has no claims, defenses or offsets against any rents payable under the Lease, except as follows (if blank, none):

10.	A security deposit in the amount of $ has been deposited with Landlord. Tenant agrees to look solely to the Landlord for return of the security deposit unless the Landlord has deposited the security deposit with State Farm.

11.	To the best of Tenant’s knowledge, Landlord has fully performed all of its obligations under the Lease and there are no known circumstances existing under which Landlord may be deemed in default merely upon the service of notice or passage of time, or both, except as follows (if blank, none):

12.	Landlord has not given its consent to Tenant to take any action which, pursuant to the Lease, requires Landlord’s consent except as follows (if blank, none):

13.	Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises, the Lease or of the rents provided for therein.

14.	Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws.

15.	Tenant is a duly organized, validly existing and in good standing under the law of .

In issuing this Estoppel Certificate, Tenant understands that State Farm will rely thereon in funding a $            mortgage loan to Landlord secured by certain real estate which includes the Premises. Tenant acknowledges that State Farm may rely upon a facsimile of this Estoppel Certificate signed by Tenant with the same effect as if State Farm had received an Estoppel Certificate bearing Tenant’s original signature.

[NAME OF TENANT]

By:
Name:
Title:
Date:

EXHIBIT H

Form of Escrow Agreement

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made and entered into as of this              day of October, 2011, by and between RIDGELINE TECHNOLOGY CENTER, LLC, a Colorado limited liability company (“Ridgeline”), ADA-ES, INC., a Colorado corporation (“ADA-ES”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY, as escrow agent (the “Escrow Agent”).

Recitals

A. Ridgeline and ADA-ES are parties to that certain Office Building Lease dated October             , 2011 (the “Lease”), pursuant to which Ridgeline, as Landlord, leased to ADA-ES, as Tenant, certain premises consisting of approximately 29,891 rentable square feet of space in Building One of the office building complex known as Ridgeline Technology Center and located at 9135 Ridgeline Boulevard, Highlands Ranch, Colorado 80129 (the “Premises”).

B. In accordance with Section 5 of the Work Letter attached as Exhibit C to the Lease (the “Work Letter”), Ridgeline is obligated to deliver $478,256.00 (the “Funds”) to Escrow Agent to secure the obligation of Ridgeline to pay the Allowance (as hereinafter defined) to ADA-ES. All of the Funds delivered by Ridgeline to Escrow Agent pursuant to this Agreement, together with any interest thereon, shall be collectively referred to herein as the “Escrowed Funds”.

C. Pursuant to Section 5 of the Work Letter, Ridgeline is required to pay a Tenant Improvement Allowance equal to $16.00 per rentable square foot of space contained in the Premises (“Allowance”) to ADA-ES in progress payments not later than 30 days after receipt by Ridgeline from ADA-ES of the documentation specified by Section 5(c) of the Work Letter (collectively, the “Payment Documentation”).

D. The parties now wish to enter into this Agreement to set forth the terms and conditions upon which the Escrowed Funds will be (i) deposited into escrow by Ridgeline, and (ii) disbursed by Escrow Agent.

Agreement

NOW, THEREFORE, for good and valuable consideration received by them, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1. Definitions. All capitalized terms used but not defined in this Agreement will have the meanings set forth for such terms in the Lease.

2. Escrowed Funds. Within 10 days after Tenant provides Landlord with notice that Tenant has obtained all building permits necessary to construction the Tenant’s Work, Ridgeline will deliver the Funds to Escrow Agent. The Escrowed Funds will be deposited by Escrow Agent in one or more interest bearing accounts, and all interest earned thereon will remain in escrow and constitute a part of the Escrowed Funds, but shall be returned to Ridgeline upon disbursement in full of the Allowance to ADA-ES.

3. Disbursement of Escrowed Funds.

(a) Disbursement to ADA-ES. Tenant shall deliver to both Ridgeline and Escrow Agent simultaneously, but not more often than once per month, a written application for payment containing a request for delivery of a portion of the Escrowed Funds in an amount equal to the requested progress payment covering Tenant’s Work (as defined in the Work Letter) completed and/or costs incurred in connection with the Improvement Allowance Items (as defined in the Work Letter) as of the end of the prior month, reflecting, as applicable, the amounts properly billed by ADA-ES’s Contractor for that purpose, and/or billed in connection with other Improvement Allowance Items, together with the required Payment Documentation (an “ADA-ES Disbursement Request”). Each ADA-ES Disbursement Request shall be in the form attached hereto as Exhibit A. 30 days after receipt of the ADA-ES Disbursement Request (including the required Payment Documentation), Escrow Agent shall disburse to ADA-ES (or to ADA-ES’s Contractor, if so instructed by ADA-ES in the applicable ADA-ES Disbursement Request) the progress payment then being requested in the applicable ADA-ES Disbursement Request, unless Ridgeline makes a timely objection pursuant to paragraph (b) below. In accordance with Section 5(c) of the Work Letter, after disbursement of the entire Allowance such that all amounts remaining to be paid are the responsibility of ADA-ES, ADA-ES shall pay all of those costs in a timely manner and shall obtain appropriate statutory conditional and final lien waivers, in form reasonably acceptable to Ridgeline in its reasonable discretion.

(b) Objection by Ridgeline. Ridgeline will have a period of 15 days after receipt of an ADA-ES Disbursement Request to reasonably object thereto. If Escrow Agent does not receive an objection from Ridgeline within such 15-day period, Escrow Agent will disburse the requested portion of the Escrowed Funds to ADA-ES, in accordance with paragraph (a) above. Escrow Agent may not disburse more than the amount specified in the ADA-ES Disbursement Request, and supported by the Payment Documentation. If Ridgeline objects within such 15-day period, then Escrow Agent will not disburse any Escrowed Funds unless and until Ridgeline and ADA-ES deliver joint written disbursement instructions. Ridgeline and ADA-ES shall thereafter work together diligently and in good faith to reasonably resolve the issues raised by Ridgeline in its written objection to disbursement with the objective of resolving any such objections within fifteen (15) business days.

4. Escrow Fee. Ridgeline will pay Escrow Agent a fee not to exceed $500.00, which has been collected in connection with the execution of this Agreement.

5. Disbursement of Remaining Escrowed Funds; Termination of Escrow. In the event (a) any Escrowed Funds remain on deposit in escrow after payment of the final ADA-ES Disbursement Request by Escrow Agent, such remaining Escrowed Funds shall promptly be returned to Ridgeline, or (b) Escrow Agent has disbursed all of the Escrowed Funds, then in either event, the escrow accounts shall be closed, this Agreement shall terminate, and Escrow Agent shall be released from all obligations under this Agreement. If Escrow Agent has not disbursed all of the Funds in accordance with this Agreement by one year and thirty (30) days after the Commencement Date, Escrow Agent shall deposit all of the Funds with the District Court of Douglas County, Colorado and proceed to close the escrow.

6. Disputes. In the event of a dispute between any of the parties hereto as to their respective rights and interests hereunder, Escrow Agent shall be entitled to hold the Escrowed Funds until such dispute shall have been resolved by the parties in dispute and Escrow Agent shall have been notified by instrument jointly signed by all of the parties in dispute, or until such dispute shall have been finally adjudicated by a court of competent jurisdiction. If Escrow Agent reasonably determines there is a dispute relating to this Agreement, and that as a consequence of such dispute compliance with the terms of this Agreement will result in additional liability to it, Escrow Agent may deposit the Escrowed Funds and all documents delivered to Escrow Agent with the District Court of Douglas County, Colorado, interplead all the interested parties in such action, and thereafter be released from any further obligations with respect to these items other than complying with any validly issued order of such Court. The parties hereby consent to the venue and jurisdiction of such court.

7. Liability of Escrow Agent. Escrow Agent hereby consents and agrees to all of the provisions hereof, and agrees to accept, as Escrow Agent hereunder, all Escrowed Funds, and agrees to hold and dispose of the Escrowed Funds in accordance with the terms and provisions hereof. It is agreed that Escrow Agent shall have no obligation or liability hereunder except as a depositary to retain the Escrowed Funds and to dispose of the same in accordance with the terms hereof. Escrow Agent has no duty or obligation to independently verify use of the disbursed Escrowed Funds. Escrow Agent shall be entitled to rely and act upon any written instrument received by it, and if from a corporation or other entity, purporting to be executed by an officer, member, manager or authorized representative thereof and shall not be required to inquire into the authority of such officer, member, manager or representative or the correctness of the facts stated in said instrument. By executing this Agreement, Escrow Agent agrees to act in good faith in the performance of any of its obligations and duties under this Agreement and shall incur no liability to any person for its acts or omissions hereunder, except for those acts or omissions which may result from its gross negligence or willful misconduct. Upon disposition by Escrow Agent, in accordance with the terms hereof, of the Escrowed Funds, Escrow Agent shall be fully and finally released and discharged from any and all duties, obligations, and liabilities hereunder.

8. Attorneys’ Fees. In the event any litigation arises out of this Agreement between Ridgeline and ADA-ES, or the alleged breach of any term or provision hereof, the court in any such litigation will award to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in the litigation.

9. Severability. Any provision of this Agreement which is declared by a court of competent jurisdiction to be illegal, invalid, prohibited or unenforceable will be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating the remaining provisions hereof.

10. Notices. Any notice required or permitted to be sent pursuant to this Agreement shall be in writing and shall be deemed received when personally delivered or three (3) days after having been deposited in a U.S. Postal Service depository and sent by registered or certified mail, return receipt requested, with all required postage prepaid, or one (1) day after having been deposited with Federal Express or another comparable national overnight delivery service with next-business-day delivery service prepaid, and in any case, addressed to:

RIDGELINE:	Ridgeline Technology Center, LLC
6380 S. Fiddlers Green Circle, Suite 400
Greenwood Village, Colorado 80111
Attn: Property Manager

with a copy to:	Holland & Hart LLP
555 17th Street, Suite 3200
Denver, Colorado 80202
Attn: Berkeley I. Brandes, Esq.

ADA-ES:	ADA-ES, Inc.
At the Premises Address and
8100 SouthPark Way, Unit B, Littleton, CO 80120:
Attention: CFO

with a copy to:	Schuchat, Herzog & Brenman, LLC
1900 Wazee Street, Suite 300
Denver,Colorado 80202
Attention: Julie Herzog

ESCROW AGENT:	Fidelity National Title Insurance Company
4643 S. Ulster, Suite 500
Denver, Colorado 80237
Attn: Darren Hone

11. Governing Law. This Agreement shall be governed by the laws of the State of Colorado, and venue shall lie exclusively in the County of Douglas, State of Colorado.

12. Modification. This Agreement may only be modified or supplemented by an instrument in writing executed by duly authorized representatives of Ridgeline, ADA-ES and Escrow Agent.

13. Captions. All captions, headings, titles, numerical references are for convenience only and shall have no effect on the interpretation of this Agreement.

14. Binding Effect. This Agreement will inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

15. Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement. Executed copies hereof may be delivered by telecopier, email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first set forth above.

RIDGELINE:

RIDGELINE TECHNOLOGY CENTER, LLC
a Colorado limited liability company

By: Shea Properties Management Company, Inc., a Delaware corporation, its Manager

By:
Name:
Title:

By:
Name:
Title:

ADA-ES:

ADA-ES, INC., a Colorado corporation

By:
Name:
Title:

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT A

Form of Disbursement Request

Fidelity National Title Insurance Company

4643 S. Ulster, Suite 500

Denver, CO 80237

Attention: Darren Hone

Ridgeline Technology Center, LLC

6380 S. Fiddlers Green Circle, Suite 400

Greenwood Village, CO 80111

Attention:

Re: Disbursement Request

Dear Sir or Madam:

Reference is made to the Escrow Agreement, dated October             , 2011, among Ridgeline Technology Center, LLC, a Colorado limited liability company, ADA-ES, Inc., a Colorado corporation, and Fidelity National Title Insurance Company, as escrow agent. Initially capitalized terms used but not otherwise defined herein have the meanings given them in the Escrow Agreement.

Attached hereto are the following documents:

[List of required documentation]

ADA-ES requests disbursement from the Escrowed Funds in the amount of $                 which should be sent to[ ADA-ES/Contractor] at the following address:

Attention:

Sincerely,